UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Sterling Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 7, 2011
Dear Stockholders:
               We are pleased to invite you to attend the 2011 Annual Meeting of Stockholders of Sterling Chemicals, Inc. to be held at 10:00 a.m. (Houston time) on April 15, 2011, at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002. A notice of the meeting, proxy statement and form of proxy are enclosed with this letter. During the meeting, we will report on our operations during 2010 and our plans for 2011. Representatives from our Board of Directors and our management team will be present to respond to appropriate questions from stockholders.
               We hope that you will be able to attend the meeting. If you are unable to attend the meeting in person, it is very important that your shares be represented, and we request that you complete, date, sign and return the enclosed proxy at your earliest convenience. If you choose to attend the meeting in person, you may, of course, revoke your proxy and cast your votes personally at the meeting. We look forward to seeing you at the meeting.
               Thank you for your ongoing support and continued interest in Sterling Chemicals, Inc.

Sincerely,
/s/ John V. Genova
John V. Genova
President and Chief Executive Officer

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Notice of Annual Meeting of Stockholders
To Be Held April 15, 2011
To Our Stockholders:
          You are cordially invited to attend our Annual Meeting of Stockholders to be held at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002 at 10:00 a.m. (Houston time) on Friday, April 15, 2011 (our “Annual Meeting”). At our Annual Meeting, the following proposals will be presented for your consideration:
•	The election of seven directors, each of whom will hold office until our Annual Meeting of Stockholders in 2012 and until his successor has been duly elected and qualified.

•	The ratification and approval (by a non-binding vote) of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (the “Grant Thornton Appointment”).
If you were the holder of record of any shares of our common stock or our Series A Convertible Preferred Stock at the close of business on March 4, 2011, you are entitled to vote at our Annual Meeting for some or all (as applicable) of our director nominees and on the proposal to ratify and approve the Grant Thornton Appointment. You may also be asked to consider and act upon any other business that may properly come before our Annual Meeting or any adjournment or postponement thereof.
          Our Board of Directors recommends that our stockholders vote:
•	FOR each nominated director for whom they are entitled to vote; and

•	FOR the ratification and approval of the Grant Thornton Appointment;
          Your vote is very important. If you do not expect to attend our Annual Meeting in person, please sign, date and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, or vote your shares of stock by proxy by calling the toll-free number or voting electronically over the Internet at the numbers and addresses provided on the enclosed proxy card. Mailing your completed proxy or voting by proxy by phone or over the Internet will not prevent you from later revoking that proxy and voting in person at our Annual Meeting. If you want to vote at our Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 4, 2011 from the intermediary.

By Order of the Board of Directors
/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary

Sterling Chemicals, Inc.
333 Clay Street, Suite 3600
Houston, Texas 77002-4312
(713) 650-3700
Proxy Statement For
Annual Meeting Of Stockholders
To Be Held April 15, 2011
General Information
Purpose of this Proxy Statement
We have prepared this Proxy Statement to solicit proxies on behalf of our Board of Directors (our “Board”) for use at our 2011 Annual Meeting of Stockholders (our “Annual Meeting”) and any adjournment or postponement thereof. We intend to mail this Proxy Statement and accompanying proxy card to all of our stockholders entitled to vote at our Annual Meeting on or about March 7, 2011.
Time and Place of Our Annual Meeting
Our Annual Meeting will be held on Friday, April 15, 2011, at 10:00 a.m. (Houston time) at the offices of Akin Gump Strauss Hauer & Feld LLP, 1111 Louisiana Street, 44th Floor, Houston, Texas 77002.
Admission Rules
Only stockholders of record as of March 4, 2011 and their accompanied guests, or the holders of their valid proxies, will be permitted to attend our Annual Meeting. Each person attending our Annual Meeting will be asked to present valid governmental-issued picture identification, such as a driver’s license or a passport, before being admitted to our Annual Meeting. In addition, stockholders who hold their shares through a broker or nominee (i.e., in “street name”) should provide proof of their beneficial ownership as of March 4, 2011, such as a brokerage statement showing their ownership of shares as of that date. Cameras, recording devices and other electronic devices will not be permitted at our Annual Meeting and attendees will be subject to security inspections.
Lists of Stockholders
Lists of our stockholders who are entitled to vote at our Annual Meeting will be available for inspection by any stockholder present at our Annual Meeting and, for ten days prior to our Annual Meeting, by any stockholder, for purposes germane to the meeting, at our offices located at 333 Clay Street, Suite 3600, Houston, Texas 77002. Any inspection of these lists prior to our Annual Meeting must be conducted between 8:00 a.m. and 4:30 p.m. (local time). Please contact our Corporate Secretary before coming to our offices to conduct an inspection prior to our Annual Meeting.
Inspectors of Elections
Our Board has appointed Katherine Holdsworth, our Assistant Secretary, and Kathryn Hall, one of our Executive Assistants, as our inspectors of elections. Our inspectors of elections will separately calculate affirmative, negative and withheld votes, abstentions and broker non-votes for each of the proposals.

Arrangements Regarding Nomination and Election of Directors
          The holders of our Series A Convertible Preferred Stock (our “Preferred Stock”), voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and our common stock, par value $0.01 per share (our “Common Stock”), beneficially owned by Resurgence Asset Management, L.L.C. (“Resurgence”) and its and its affiliates’ managed funds and accounts, as well as certain permitted transferees. Currently the holders of our Preferred Stock are entitled to elect at least a majority of our directors, and are at this point entitled to elect four out of our seven directors. Each year, the holders of our Preferred Stock send us a designation of the individuals that these holders would like us to include in our proxy statement as nominees for the director seats for which they are entitled to vote. Pursuant to this notice of designation that we received for the Annual Meeting, the holders of our Preferred Stock have notified us of their desire to elect three directors at the Annual Meeting rather than the number of directors that they are entitled to elect separately, voting as a class. Messrs. Daniel M. Fishbane, Karl W. Schwarzfeld and Philip M. Sivin are the nominees for election by the holders of shares of our Preferred Stock (the “Preferred Stock Nominees”).
          With the exception of the Preferred Stock Nominees, our directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. Messrs. Richard K. Crump, John V. Genova, John W. Gildea and John L. Teeger are the nominees for election by the holders of our Preferred Stock and Common Stock, voting together as a single class (the “General Nominees”).
Proposals on Which You May Vote
          If you owned any shares of our Preferred Stock or our Common Stock on March 4, 2011, as reflected in our stock registers, you may vote at our Annual Meeting on the following matters:

Securities Held of
Record on March 4, 2011	Proposals on Which You May Vote
Preferred Stock	• Preferred Stock Nominees for Director
• General Nominees for Director
• Approval of Grant Thornton Appointment

Common Stock	• General Nominees for Director
• Approval of Grant Thornton Appointment

Voting In Person Or By Proxy
How Do I Vote My Shares of Stock?
You may vote your shares of Preferred Stock or Common Stock in person at our Annual Meeting or you may give us your proxy. We recommend you vote by proxy even if you plan to attend our Annual Meeting — you can always change your vote at our Annual Meeting.
You can vote your shares of stock by proxy over the telephone by calling a toll-free number, electronically by using the Internet or through the mail by signing and returning the enclosed proxy card. We have set up telephone and Internet voting procedures for your convenience and designed these procedures to authenticate your identity, allow you to give voting instructions and confirm that your voting instructions have been properly recorded. Telephone and Internet voting of shares of our stock will be available 24 hours a day until 11:59 p.m. (Eastern time) on April 14, 2011. If you would like to vote your shares of stock by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card.
How Are My Shares of Stock Voted If I Give You My Proxy?
If you give us your proxy to vote your shares of stock, we will be authorized to vote your shares of stock, but only in the manner that you direct. You may direct us to vote for — or withhold authority to vote for — all, some or none of the General Nominees and, if you hold Preferred Stock, all, some or none of the Preferred Stock Nominees. You may also direct us to vote your shares of stock for or against the proposal to ratify and approve (by non-binding vote) the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (the “Grant Thornton Appointment”). You may also abstain from voting.
If you give us your proxy to vote your shares of stock and do not withhold authority to vote for the election of any of the director nominees, all of your shares of stock will be voted for the election of each General Nominee and, if you hold Preferred Stock, each Preferred Stock Nominee. If you withhold authority to vote your shares of stock for any nominee, none of your shares of stock will be voted for that candidate, but all of your shares of stock will be voted for the election of each General Nominee for whom you have not withheld authority to vote and, if you hold Preferred Stock, each Preferred Stock Nominee for whom you have not withheld authority to vote.
If you give us your proxy to vote your shares of stock but do not specify how you want your shares voted, all of your shares of stock will be voted in favor of each of the General Nominees and, if you hold Preferred Stock, each of the Preferred Stock Nominees, and all of your shares of stock will be voted in favor of the proposal to ratify and approve the Grant Thornton Appointment.
If you give us your proxy to vote your shares of stock and any additional business properly comes before our stockholders for a vote at our Annual Meeting, the persons named in the enclosed proxy card will vote your shares of stock on those matters as instructed by our Board or, in the absence of any express instructions, in accordance with their own best judgment. As of the date of this Proxy Statement, we were not aware of any other matter that will be raised at our Annual Meeting.
What If My Shares Are Held In Someone Else’s Name?
If you want to vote at our Annual Meeting but your shares are held by an intermediary, such as a broker or bank, you will need to obtain proof of ownership of your shares as of March 4, 2011, or obtain a proxy to vote your shares from the intermediary.

Why Did I Receive More Than One Proxy Card?
You may receive more than one proxy or voting card depending on how you hold your shares and the types of shares you own. If you hold your shares through someone else, such as a broker or a bank, you may receive materials from them asking you how you want your shares voted.
What Happens If a Nominee Becomes Unavailable?
If any of our director candidates becomes unavailable for any reason before the election, we may reduce the number of directors serving on our Board or a substitute candidate may be designated. We have no reason to believe that any of our director candidates will be unavailable. If a substitute candidate is designated for any of the Preferred Stock Nominees or any of the General Nominees, the persons named in the enclosed proxy card will vote your shares for such substitute if they are instructed to do so by our Board or, if our Board does not do so, in accordance with their own best judgment.
What If I Change My Mind After I Give You My Proxy?
You may revoke your proxy at any time before your shares of stock are voted at our Annual Meeting by providing us with either a new proxy with a later date (by any method available for giving your original proxy) or by sending us written notice of your desire to revoke your proxy at the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. You may also revoke your proxy at any time prior to your shares of stock having been voted by attending our Annual Meeting in person and notifying either of our inspectors of elections of your desire to revoke your proxy. However, your proxy will not automatically be revoked merely because you attend our Annual Meeting.
Solicitation of Proxies and Expenses
          We are asking for your proxy on behalf of our Board. We will bear the entire cost of preparing, printing and soliciting proxies. We will send proxy solicitation materials to all of our stockholders of record as of March 4, 2011, and to all intermediaries, such as brokers and banks, that held any of our shares on that date on behalf of others. These intermediaries will then forward solicitation materials to the beneficial owners of our shares and we may reimburse them for their reasonable forwarding expenses. Our directors, officers and employees may also solicit proxies in person or by telephone.
Proposals By Stockholders
          Our Board does not intend to bring any other matters before our Annual Meeting and has not been informed that any other matters are to be presented by others. Our Bylaws contain several requirements that must be satisfied in order for any of our stockholders to bring a proposal before one of our annual meetings, including a requirement of delivering proper advance notice to us. Stockholders are advised to review our Bylaws if they intend to present a proposal at any of our annual meetings.
Stockholder Communications with the Board
          Any stockholder may contact our Board or any of its members through our Corporate Secretary. Our Corporate Secretary forwards any communication intended for our Board that is received from a stockholder to the individual directors specified by the stockholder or, if no directors are specified, to our entire Board. Stockholders may send communications to our Board through our Corporate Secretary by E-Mail or in any other type of writing to the follows addresses or numbers:

By E-mail:	khale@sterlingchemicals.com

By Mail:	Sterling Chemicals, Inc.
Board of Directors
Attention: Corporate Secretary
333 Clay Street, Suite 3600
Houston, Texas 77002

By Fax:	(713) 654-9577
Attention: Corporate Secretary
Stockholders wishing to submit proposals for inclusion in the proxy statement relating to our 2012 annual meeting of stockholders should follow the procedures specified below under the heading “Stockholder Proposals for Next Year’s Annual Meeting.” Stockholders wishing to nominate directors for election at our 2012 annual meeting of stockholders should follow the procedures specified below under the heading “Director Nominations and Qualifications.”
Director Nominations and Qualifications
     The holders of our Preferred Stock are currently entitled to nominate at least a majority of our directors but are not currently choosing to exercise their full entitlement. We do not have a separate charter addressing director nominations but our Board has adopted Governance Principles (which are posted on our website at www.sterlingchemicals.com) that address among other things, the selection process for nominees for election as one of our directors. Under our Governance Principles, our Board proposes a slate of general nominees to the stockholders for election to our Board. In addition, our Bylaws provide that any stockholder entitled to vote for the election of directors at a meeting of our stockholders who satisfies the eligibility requirements (if any) set forth in our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and complies with the procedures set forth in our Certificate of Incorporation and Bylaws, may nominate persons for election to our Board, subject to any conditions, restrictions and limitations imposed by our Certificate of Incorporation or our Bylaws. These procedures include a requirement that our Corporate Secretary receive timely written notice of the nomination, which, for our 2012 annual meeting of stockholders, means that the nomination must be received on or after November 30, 2011 but no later than January 29, 2012. Each nomination must include, in addition to any other information or matters required by our Certificate of Incorporation or our Bylaws, the following:
•	the name and address of the stockholder submitting the nomination, as they appear on our books;

•	the nominating stockholder’s principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock owned of record or beneficially by the nominating stockholder;

•	the dates upon which the nominating stockholder acquired such shares and documentary support for any claims of beneficial ownership;

•	the exact name of the nominee and such person’s age, principal occupation and business and residence addresses and telephone numbers;

•	the number of shares of each class of our stock (if any) owned directly or indirectly by the nominee;

•	the nominee’s written acceptance of such nomination, consent to being named in the proxy statement as a nominee and statement of intention to serve as a director if elected; and

•	any other information regarding the nominee that would be required to be included in a proxy statement pursuant to rules of the Securities and Exchange Commission.
Nominations of directors may also be made by our Board or as otherwise provided in our Certificate of Incorporation, including the Restated Certificate of Designations, Preferences, Rights and Limitations for our Preferred Stock (our “Preferred Stock Designations”), or our Bylaws.
          Our Board uses the same process to evaluate director candidates, whether nominated by one of our stockholders or by one of our directors, after taking into account the restrictions, requirements and limitations contained in our Certificate of Incorporation, our Preferred Stock Designations, our Bylaws and any other agreements to which we are a party. We do not currently have a charter addressing the evaluation of director candidates but our Governance Principles set forth the basic qualifications we require for a person to serve as one of our directors and the factors our Board considers when evaluating any proposed nominee. In determining whether it will support a particular candidate for a position on our Board, our Board considers those matters it deems relevant, which may include, but are not limited to, integrity, judgment, business specialization, technical skills, independence, potential conflicts of interest and the present needs of our Board. Our Board may also consider the overall diversity of our Board when making such a determination to ensure that it is able to represent the best interests of all of our stockholders and to encourage innovative solutions and viewpoints by considering background, education, experience, business specialization, technical skills and other factors of any particular candidate as compared to the composition of our Board at the time. Our directors are expected to possess the highest personal and professional ethics, integrity and values, be committed to representing the long-term interests of our stockholders and be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively. In addition, our directors are expected to be committed to serve on our Board for an extended period of time and not serve on the board of directors of any business entity that is competitive with us or on the board of directors of more than three other public companies (unless doing so would not impair the director’s service on our Board). We do not have a formal process for identifying nominees for directors.

Important Notice Regarding The Availability of Proxy Materials For The Stockholders Meeting To Be Held On April 15, 2011
          Our annual report on Form 10-K (including financial statements and the financial statement schedules but without exhibits) for our fiscal year ended December 31, 2010 (our “Form 10-K”) accompanies this Proxy Statement but does not constitute a part of our proxy solicitation materials. Our Form 10-K and this Proxy Statement are also available over the Internet at http://materials.proxyvote.com/859166. We will furnish additional copies of our Form 10-K, without charge, to any person whose vote is solicited by this Proxy Statement upon written request to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Chief Financial Officer. In addition, upon written request, we will furnish a copy of any exhibit to our Form 10-K to any person whose vote is solicited by this Proxy Statement upon payment of our reasonable expenses incurred in connection with providing the copy of the exhibit.

Election of Directors
(Item 1 on the Proxy Card)
General Information
          Our Board oversees our management, reviews our long-term strategic plans and exercises direct decision making authority in key areas. Each of our directors is elected annually to serve until our next annual meeting and until his or her successor is duly elected and qualified. Only non-employee directors are eligible to serve on our Audit Committee or our Compensation Committee.
          All of our director candidates currently serve on our Board. We do not employ any of our current directors or any of our director candidates other than John V. Genova, our President and Chief Executive Officer, who was originally appointed to our Board in May of 2008. Mr. Crump was originally appointed to our Board in December of 2001, Mr. Gildea was originally appointed to our Board in December of 2002 and Mr. Teeger was originally appointed to our Board in March of 2010. The holders of our Preferred Stock appointed Messrs. Schwarzfeld, Sivin and Fishbane to our Board in March of 2006, July of 2004 and November of 2009, respectively, in each case to fill vacancies in seats previously held by designees of the holders of our Preferred Stock.
          Our Board held six meetings in 2010. Our directors attended over 98% of the meetings of our Board and any of our committees on which they served during 2010. We do not have a specific policy regarding attendance by directors at annual meetings of our stockholders, but all of our directors are encouraged to attend if available. One of our directors, Mr. John V. Genova, attended our annual meeting of stockholders in 2010.
          As discussed above in “Arrangements Regarding Nomination and Election of Directors,” the holders of our Preferred Stock, voting separately as a class, are currently entitled to elect at least a majority of our directors but are not currently choosing to exercise their full entitlement. All of our remaining directors are elected by the holders of our Preferred Stock and Common Stock, voting together as a single class. The procedures for these separate votes by the holders of our Preferred Stock and the holders of our Preferred Stock and our Common Stock (as a single class), together with information about the respective candidates, are presented below under the headings “Preferred Stock Nominees” and “General Nominees.”
Risk Oversight
          Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of our organizational objectives, including strategic objectives, improvement of our long-term organizational performance and the enhancement of shareholder value. Our Board assesses the risks we face on an ongoing basis, including risks associated with our financial position, our chemical manufacturing operations, our reliance on a single customer for most of our revenues, the funded status of our pension plans, our net interest expense and the impact of discontinued operations on our cost structure. Our Board dedicates time at each of its meetings to review and consider these and other risks we face from time to time. Our approach to risk management includes developing an understanding of the risks we face and determining the steps that should be taken to manage those risks, as well as the level of risk that is appropriate for us given our size, financial condition, prospects and plans for the future. Each year, our management team conducts a comprehensive review of the risks we face, our controls to manage those risks and the effectiveness of those controls. As a part of this process, we group these risks into several categories and then rank these categories of risks based on the potential impact of the risks, the likelihood of the risks occurring and the effectiveness of our controls in managing those risks. After each calendar quarter occurring between our comprehensive risk reviews, we review these rankings to determine if any adjustments for specific business risks are warranted.
          While our Board has ultimate oversight responsibility for our risk management process, the committees of our Board also have a role in our risk management. Our Audit Committee, which is responsible for assessing and overseeing our exposure to financial risks, reviews our disclosure controls and our internal controls over financial reporting on a quarterly basis, including our overall risk assessment, our processes or procedures for assessing risks and any changes to the rankings of any of our specific business risks. Our Compensation Committee, in setting performance metrics for short-term and long-term incentive compensation, strives to create incentives for our senior executives that encourage a level of risk-taking behavior that is consistent with our business strategy and the risks we face. Our Environmental, Health & Safety Committee reviews our programs and practices in minimizing risks related to the nature of our operations, including employee and contractor safety programs and our process safety management initiatives.
Board Composition and Qualifications
          Each Preferred Nominee, General Nominee and current Board member brings a strong and unique background and set of skills to our Board, giving our Board as a whole competence and experience in a wide variety of areas, including board service, executive management, petrochemicals, oil and gas, energy, international trade, accounting, finance, risk assessment, manufacturing and marketing. Mr. Crump served as our President and Chief Executive Officer for over six years and has been with us since our inception in 1986, bringing to our Board a wealth of experience and history with our operations, our strategic partners and the types of issues we face on a recurring basis. Mr. Genova, our current President and Chief Executive Officer, previously served in high-level positions at Tesoro Corporation and ExxonMobil Corporation and on the board of Encore Acquisition Company and has demonstrated ability in project development, mergers and acquisitions, corporate and business planning, capital management, competitor assessment, benchmarking and manufacturing. Mr. Fishbane, through his education, training and employment as a certified public accountant, an auditor and as the chief financial officer of several private equity and investment firms, has valuable experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public company. Mr. Gildea, a managing director and principal of Gildea Management Company, has significant experience as an investment advisor to distressed companies and special situation investments and as a director, audit committee member and compensation committee member for several private and public companies. Mr. Schwarzfeld, a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our equity securities, has extensive experience in financial and business matters. Mr. Sivin has served as an officer and as legal counsel of M.D. Sass Investor Services, Inc. (“M.D. Sass”) and several of its affiliates and has experience as a director of numerous companies and as a corporate and securities lawyer at Sullivan & Cromwell LLP, a national and international law firm. Mr. Teeger is a partner and the President of Founders Equity and has extensive experience in public accounting, finance and investment banking.
Board Leadership Structure
          Our Board does not have a lead director or a Chairman. Our President and Chief Executive Officer serves as a director on our Board, sets the agenda for each of our Board meetings and generally presides over the meetings of our Board. However, each of our directors is expected to provide leadership for our Board in the areas where they have particular expertise and each of our Board members from time to time suggests topics for inclusion on the agenda for future Board meetings. We believe that our leadership structure is appropriate because it strikes an effective balance between management and non-employee director participation in our Board process. The role of our President and Chief Executive

Officer helps to ensure communication between management and our non-employee directors, encourages each of our non-employee directors to participate and contribute to our Board process, permits us to capitalize on each director’s particular area of expertise as needed and increases our non-employee directors’ understanding of management decisions and our operations.
Director Independence
          Messrs. Gildea and Teeger are considered independent under the listing standards of the New York Stock Exchange. Mr. Schwarzfeld is employed by Resurgence, which has beneficial ownership of a substantial majority of the voting power of our equity securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. As a result of this beneficial ownership, Resurgence may be considered our affiliate under Securities and Exchange Commission guidelines. Messrs. Fishbane and Sivin are employed by M.D. Sass, which wholly owns Resurgence. Mr. Sivin is also the son-in-law of Martin Sass, the Chief Executive Officer of Resurgence and of M.D. Sass. Consequently, Messrs. Schwarzfeld, Fishbane and Sivin may be considered not independent under the listing standards of the New York Stock Exchange. Mr. Genova is our President and Chief Executive Officer and Mr. Crump was formerly our President and Chief Executive Officer. Consequently, neither Mr. Genova nor Mr. Crump is considered independent under the listing standards of the New York Stock Exchange.
Board Committees
          Our Board has created various standing committees (our “Board Committees”) to help carry out its duties, including an Audit Committee, a Compensation Committee and an Environmental, Health & Safety Committee. Generally speaking, our Board Committees work on key issues in greater detail than would be possible at full Board meetings. Each of our Board Committees consults, from time to time, with outside experts concerning the performance of its duties. Currently, we do not have a nominating committee and believe that our entire Board is able to fulfill the functions of a nominating committee.

Audit Committee	Our Audit Committee, which met four times in 2010, is currently comprised of two of our non-employee directors, Daniel M. Fishbane (Chairman) and John W. Gildea. Our Audit Committee operates under a written charter, a current copy of which is filed as an Exhibit to our Form 10-K and is posted on our website at www.sterlingchemicals.com/audit.html.

Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements and monitors the qualifications, independence and performance of our independent and internal auditors. Our Audit Committee is directly responsible for the appointment, compensation and oversight of our independent external and internal auditors, and approves the audit, audit-related or tax services to be provided by these auditors, as well as all non-audit related services to be provided by our independent external auditors. In addition, our Audit Committee reviews our Form 10-K and Form 10-Q reports, our practices in preparing published financial statements and our internal and disclosure controls. Finally, our Audit Committee provides oversight with respect to the establishment of and adherence to our corporate compliance programs, codes of conduct and other policies and procedures concerning our business and our compliance with all relevant laws and reviewing our insurance and indemnity arrangements for directors and officers. Upon the recommendation of our Audit Committee, our Board adopted a Code of

Ethics for the Chief Executive Officer and Senior Financial Officers, a current copy of which is posted on our website at www.sterlingchemicals.com/ethics.html. This Code of Ethics, which applies to our Chief Executive Officer, our Chief Financial Officer, our Corporate Controller and our Treasurer, and anyone performing similar functions on our behalf, is administered by our Audit Committee and provides for the reporting of violations to our Audit Committee on a confidential and anonymous basis.

Mr. Gildea is considered independent under the listing standards of the New York Stock Exchange for purposes of serving on our Audit Committee, while Mr. Fishbane may be considered not independent under these listing standards due to his employment by M.D. Sass. However, because Mr. Fishbane qualifies as a “financial expert,” as discussed below, our Board determined that it was appropriate to appoint Mr. Fishbane to our Audit Committee. Under the charter of our Audit Committee, each member of our Audit Committee must:
•	be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment;

•	have, in the opinion of our Board and in the opinion of each member of our Audit Committee, sufficient time available to devote reasonable attention to the responsibilities of our Audit Committee;

•	be financially literate (i.e., have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and statement of cash flows, and the ability to understand key financial risks and related controls and control processes); and

•	not simultaneously serve on the audit committee of more than three public companies.

In addition, at least one member of our Audit Committee must, in the opinion of our Board, be an “audit committee financial expert” or have accounting or related financial management expertise. Our Board has determined that Mr. Fishbane is an “audit committee financial expert” within the meaning ascribed to such term under the rules promulgated under the Sarbanes-Oxley Act of 2002, due to his education, training and employment as a certified public accountant, auditor and chief financial officer and other relevant experience acquired through his work at M.D. Sass and other companies.

Compensation Committee	Our Compensation Committee is currently comprised of two of our non-employee directors, John L. Teeger (Chairman) and Karl W. Schwarzfeld. Our Compensation Committee did not have any in-person meetings in 2010 but took several actions by written consent. Our Compensation Committee operates under a written charter, a current copy of which is posted on our website at www.sterlingchemicals.com/compensation.html. Our Compensation Committee is responsible for discharging the compensation responsibilities of our Board, including:

•	reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives and determining and approving our Chief Executive Officer’s compensation level based on this evaluation;

•	determining and approving the compensation levels for our other executive officers;

•	making recommendations to our Board with respect to the adoption, amendment or termination of our incentive compensation plans and equity-based plans;

•	administering our compensation programs for executive officers (including bonus plans, long-term incentive plans, stock option and other equity-based programs, deferred compensation plans and other cash or stock incentive programs);

•	reviewing and making recommendations to our Board with respect to other significant employee benefit programs; and

•	reviewing and approving our annual merit budget.

In addition, our Compensation Committee establishes the annual fees and meeting fees to be paid to our non-employee directors.

The roles of our executive officers and of consultants in determining compensation of our executive officers and directors, and the ability of the Compensation Committee to delegate its authority, are discussed under “Compensation Discussion and Analysis.”

As discussed above, Mr. Teeger is considered independent under the listing standards of the New York Stock Exchange, while Mr. Schwarzfeld may be considered not independent under these listing standards due to his employment by Resurgence. Under the Charter of our Compensation Committee, each member of our Compensation Committee must be independent of management and be free from any relationship that, in the opinion of our Board, would interfere with the exercise of his independent judgment, and have, in the opinion of our Board and each member of our Compensation Committee, sufficient time available to devote reasonable attention to the responsibilities of our Compensation Committee.

Environmental, Health & Safety Committee	Our Environmental, Health & Safety Committee, which met four times in 2010, is currently comprised of two of our non-employee directors, Richard K. Crump (Chairman) and John L. Teeger. Our Environmental, Health & Safety Committee establishes policies, practices and procedures for employee safety and health, environmental protection and product safety to ensure that our operations are conducted in compliance with environmental laws, rules, regulations, permits and licenses. Our Environmental, Health & Safety Committee also conducts ongoing environmental planning activities and makes recommendations to our Board concerning the selection of external environmental auditors, including their compensation and the proposed terms of their engagement.

Compensation Committee Interlocks and Insider Participation
          During 2010, Messrs. Gildea, Schwarzfeld and Teeger served on our Compensation Committee. Mr. Teeger replaced Mr. Gildea as a member and Chairman of our Compensation Committee on March 12, 2010, after our Board reassessed the membership of each of our Board committees in an effort to more evenly disperse the responsibilities of each of our Board members. None of these directors has ever been one of our officers or employees. With the exception of those matters described below under “Related Person Transactions” pertaining to Mr. Schwarzfeld, none of our directors serving on our Compensation Committee in 2010 had any relationship that requires disclosure in this Proxy Statement as a transaction with a related person. During 2010:
•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee;

•	none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee; and

•	none of our executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.
Governance Principles
          Our Board adopted formal Governance Principles in August of 2005, a current copy of which is posted on our website at www.sterlingchemicals.com and filed as an Exhibit to our Form 10-K. Our Governance Principles contain policies and guidelines related to:
•	the respective roles and functions of our Board and management;

•	the size of our Board, our Board Committees and criteria for membership;

•	compensation paid to our directors;

•	executive sessions of independent directors;

•	self-evaluations by our Board and our Board Committees;

•	ethics and conflicts of interest;

•	annual compensation reviews of our senior executives;

•	access to management and independent advisors; and

•	director orientation and education.

Preferred Stock Nominees
Who May Vote
If you owned any shares of our Preferred Stock on March 4, 2011, as reflected in our stock register, you may vote in the election for the Preferred Stock Nominees. Our shares of Common Stock do not vote in the election for the Preferred Stock Nominees.
Outstanding Shares
On March 4, 2011, there were 7,673.160 shares of our Preferred Stock outstanding (currently convertible into 7,673,160 shares of our Common Stock at the option of the holders), none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the election for the Preferred Stock Nominees, we must have a quorum. This means that we must have at least a majority of the shares of our Preferred Stock represented at our Annual Meeting, either in person or by proxy. Any shares of Preferred Stock owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our Preferred Stock held by intermediaries that are voted for at least one matter at our Annual Meeting are counted as being present for the election for the Preferred Stock Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Preferred Stock has the right to cast one vote for each of the Preferred Stock Nominees. Directors are elected by a plurality and the three Preferred Stock Nominees who receive the most votes cast by the shares of our Preferred Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Designation of Nominees
Under our Preferred Stock Designations, the holders of our Preferred Stock, voting separately as a class, are entitled to elect a percentage of our directors determined by the aggregate amount of shares of our Preferred Stock and Common Stock beneficially owned by Resurgence and its and its affiliates’ managed funds and accounts, as well as certain permitted transferees. Currently, the holders of our Preferred Stock are entitled to elect at least a majority of our directors but are not currently choosing to exercise their full entitlement. Each year, the holders of our Preferred Stock send us a designation of the individuals that these holders would like us to include in our proxy statement as nominees for the director seats for which they are entitled to vote.
Information about each of the Preferred Stock Nominees is provided below.

          Our Board recommends that the holders of shares of our Preferred Stock vote FOR the election to our Board of each of the following candidates:

Daniel M. Fishbane Age 49 Director Since November 2009	Mr. Fishbane is a Senior Vice President, Chief Financial Officer and Chief Operating Officer of M.D. Sass, which wholly owns Resurgence. Resurgence beneficially owns a substantial majority of the voting power of our equity securities. Prior to joining M.D. Sass in January of 2008, Mr. Fishbane served as Chief Financial Officer for Pequot Capital, a $7 billion multi-strategy hedge fund organization based in Connecticut, from 2005 to 2008. Prior to that time, Mr. Fishbane was Managing Director and Chief Financial Officer of Swiss Re Financial Products Corp. from 2001 to 2005, Executive Vice President and Chief Financial Officer of National Discount Brokers Group from 2000 to 2001 and Managing Director-Finance & Operations, CFO at D.E. Shaw from 1990 until 2000.

Karl W. Schwarzfeld Age 34 Director Since March 2006	Mr. Schwarzfeld is a Vice President of Resurgence, which beneficially owns a substantial majority of the voting power of our equity securities. Prior to becoming Vice President in 2006, Mr. Schwarzfeld held several positions at Resurgence, including Director of Operations from 2004 through 2006, Vice President of Operations from 2003 through 2004, Assistant Vice President of Operations from 2002 through 2003, Operations Manager from August of 2000 through 2002 and Portfolio Administrator from August of 1998 through July of 2000. Mr. Schwarzfeld previously served as a member of the Board of Directors of Furniture.com, Inc. during 2007 and 2008.

Philip M. Sivin Age 39 Director Since July 2004	Mr. Sivin is a member of the Board of Directors and a Senior Managing Director of M.D. Sass Associates, Inc. and M.D. Sass, which wholly owns Resurgence, a Senior Managing Director of M.D. Sass — Macquarie Financial Strategies Management Company, LLC (“FinStrat”) and M.D. Sass Tax Liens Management, L.L.C. and a Vice President of Resurgence. Resurgence beneficially owns a substantial majority of the voting power of our equity securities. Mr. Sivin has worked at M.D. Sass and/or its affiliated companies since 2000 in various capacities, including Senior Vice President of FinStrat and M.D. Sass from 2006 through 2009, Vice President of Resurgence from 2004 through 2007 and Senior Vice President and General Counsel of M.D. Sass and M.D. Sass Associates, Inc. from 2000 through 2005. Prior to joining M.D. Sass in 2000, Mr. Sivin was an attorney at Sullivan & Cromwell LLP in New York specializing in corporate, securities, real estate and investment management transactions.

Mr. Sivin has also served as a member of the Board of Directors and an executive officer of M.D. Sass Associates, Inc. and M.D. Sass Management, Inc. since 2000 and a member of the Board of Directors of Taurus Fund Management Pty Limited, Taurus SM Holdings Pty Limited and New Holland Capital Pty Limited since 2008 and of Furniture.com since 2006. Previously, Mr. Sivin served as a member of the Board of Directors of RDA Sterling Holdings Corporation during 2007 and 2008, a member of the Liquidating Trust Board of

SmarTalk TeleServices, Inc. and its affiliates during 2006 and a member of the Board of Directors of First Commercial Credit Corp. from 2006 through March 1, 2010.

General Nominees
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 4, 2011, as reflected in our stock register, you may vote in the election for the General Nominees.
Outstanding Shares
On March 4, 2011, there were 7,673.160 shares of our Preferred Stock outstanding (currently convertible into 7,673,160 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote for the General Nominees, we must have a quorum. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at our Annual Meeting, either in person or by proxy.
In the election for the General Nominees, our shares of Preferred Stock and Common Stock vote together as a single class. For purposes of class voting, each share of our Common Stock has the right to one vote and each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share of Preferred Stock is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the election of the General Nominees, which means that each share of our Preferred Stock that is represented at our Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at our Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at our Annual Meeting are counted as being present for the election of the General Nominees, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote for each of the General Nominees and each share of our Preferred Stock has the right to cast 1,000 votes for each of the General Nominees. Directors are elected by a plurality and the four General Nominees who receive the most votes cast by the shares of our Preferred Stock and our Common Stock will be elected to our Board. Under this format, abstentions and broker non-votes will not affect the outcome of the election.
Information about each of the General Nominees is provided below.

          Our Board recommends that the holders of shares of our Preferred Stock and Common Stock vote FOR the election to our Board of each of the following candidates:

Richard K. Crump Age 64 Director Since December 2001	Mr. Crump served as our President and Chief Executive Officer from January of 2003 until his retirement in May of 2008. Prior to becoming our President and Chief Executive Officer, Mr. Crump served as our Co-Chief Executive Officer from December of 2001 through January of 2003, our Executive Vice President — Operations from May of 2000 through December of 2001, our Vice President — Strategic Planning from December of 1996 through May of 2000, our Vice President — Commercial from October of 1991 through December 1, 1996 and our Director — Commercial from August of 1986 through October of 1991. Prior to joining us, Mr. Crump was Vice President of Sales for Rammhorn Marketing from 1984 through August of 1986 and Vice President of Materials Management for El Paso Products Company from 1976 until 1984.

John V. Genova Age 56 Director Since May 2008	Mr. Genova became our President and Chief Executive Officer in May of 2008. Mr. Genova most recently served as Vice President of Corporate Planning for Tesoro Corporation. Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President — Refining at Holly Corporation during 2004 and 2005. Mr. Genova began his career as an engineer at ExxonMobil Corporation in 1976, working in a variety of positions in the refining, supply and natural gas functions before becoming the Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003.

Mr. Genova has also served as an advisory board member for 1859 Partners, LLC, an investment company, since 2009 and was a member of the Board of Directors of Encore Acquisition Company from 2004 through April of 2010. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

John W. Gildea Age 67 Director Since December 2002	Mr. Gildea has been a managing director and principal of Gildea Management Company since 1990. Gildea Management Company and its affiliates previously served as the investment advisor to The Network Funds, which specialized in distressed company and special situation investments.

Mr. Gildea has also served as a director of Shearer’s Foods, Inc., a private company, since 2009, a director and a member of the Audit Committee and the Compensation Committee of America Service Group, Inc. since 2007, a director and member of the Audit Committee and Compensation Committee of Misonix, Inc. for over five years and director of Sothic Capital, an United Kingdom based private distressed investments fund. Previously Mr. Gildea served as a director of Universal Aerospace Company, Inc. from 2005 through 2008 and a director of several United Kingdom based investment trusts for over five years. Mr. Gildea has also served on the Board of Directors of a number of restructured or restructuring companies, including Amdura

Corporation, American Healthcare Management, Inc., America Service Group Inc., GenTek, Inc., Konover Property Trust, Inc. and UNC Incorporated.

John L. Teeger Age 67 Director Since March 2010	Mr. Teeger is the President and Chief Operating Officer of Founders Equity Inc. (“Founders”), positions he has held since 1981. Founders manages private equity funds through its affiliates Founders Equity SBIC I LP and Founders Equity NY LP, which invest in small to mid-cap enterprises operating in the U.S. Prior to joining Founders, Mr. Teeger was a Vice President of Bear Stearns & Co. from 1976 to 1981. Mr. Teeger has been a director and an officer of numerous entities formed by Founders and its affiliates and is currently a director of Stone Source Holdings Inc., Richardson Foods Inc. and Glass America Inc. Mr. Teeger is also a member and former Chapter Chairman of the World Presidents Organization and the Young Presidents Organization.

Ratification of Appointment of Independent Registered Public Accounting Firm
(Item 2 on the Proxy Card)
          Our Audit Committee has appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2011. We are asking that our stockholders ratify the Grant Thornton Appointment. While our Audit Committee intends to carefully consider the results of this vote, the final vote will not be binding on us or our Audit Committee and is advisory in nature. Grant Thornton has been our independent accounting firm since April 10, 2008, and we believe that they are well qualified. Representatives of Grant Thornton are expected to be present at our Annual Meeting to answer appropriate questions and to make a statement, if they desire to do so.
Who May Vote
If you owned any shares of our Preferred Stock or Common Stock on March 4, 2011, as reflected in our stock register, you may vote at our Annual Meeting on the ratification and approval of the Grant Thornton Appointment.
Outstanding Shares
On March 4, 2011, there were 7,673.160 shares of our Preferred Stock outstanding (currently convertible into 7,673,160 shares of our Common Stock at the option of the holders), and 2,828,460 shares of our Common Stock outstanding, none of which were owned by us or any of our subsidiaries.
Quorum
In order to conduct the vote on the Grant Thornton Appointment, we must have a quorum of our stockholders. This means that we must have at least a majority of the voting power of our outstanding shares of Preferred Stock and Common Stock represented at our Annual Meeting, either in person or by proxy.
Our shares of Preferred Stock and Common Stock vote together as a single class on the Grant Thornton Appointment. For purposes of class voting, each share of our Preferred Stock has the right to one vote for each share of our Common Stock into which such share is convertible on the record date for such vote. Each share of our Preferred Stock was convertible into 1,000 shares of our Common Stock on the record date for the vote on the Grant Thornton Appointment, which means that each share of our Preferred Stock that is represented at our Annual Meeting is the equivalent of 1,000 shares of our Common Stock being represented at our Annual Meeting for purposes of determining whether a quorum is present.
Any shares owned by us or by any of our subsidiaries are not counted for purposes of determining whether a quorum is present. Shares of our stock held by intermediaries that are voted for at least one matter at our Annual Meeting are counted as being present for purposes of determining a quorum for the vote on the Grant Thornton Appointment, even if the beneficial owner’s discretion has been withheld for voting on some or all of the other matters (commonly referred to as a “broker non-vote”).
Votes Needed
Each share of our Common Stock has the right to cast one vote on the Grant Thornton Appointment and each share of our Preferred Stock has the right to cast 1,000 votes on the Grant Thornton Appointment. Ratification and approval of the Grant Thornton Appointment requires the favorable vote of a majority of the voting power of the shares of our Preferred Stock and Common Stock that are entitled to vote and are present at our Annual Meeting, in person or by proxy. As a result, an abstention from voting on the Grant Thornton Appointment will have the same effect as a vote against the Grant Thornton Appointment. However, broker non-votes are considered not to be present for voting on the Grant Thornton Appointment and, consequently, do not count as votes for or against the Grant Thornton Appointment and are not considered in calculating the number of votes necessary for approval.

     Our Audit Committee has furnished the following report for inclusion in this Proxy Statement.

Roles in Financial Reporting
          The management of Sterling Chemicals, Inc. (“Sterling”) is responsible for Sterling’s internal controls and the financial reporting process. The independent registered public accounting firm hired by Sterling is responsible for performing an independent audit of Sterling’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing an opinion on the conformity of those financial statements with accounting standards generally accepted in the United States of America. The Audit Committee monitors and oversees these processes and reports to Sterling’s Board of Directors with respect to its findings.
Fiscal 2010 Financial Statements
          In order to fulfill our monitoring and oversight duties, we reviewed the audited financial statements included in Sterling’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and we met and held discussions with Sterling’s management and Grant Thornton LLP (“Grant Thornton”), Sterling’s independent registered public accounting firm for the fiscal year ended December 31, 2010, with respect to those financial statements. Management represented to us that all of these financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We also discussed with Grant Thornton the matters required to be discussed by the Statement on Auditing Standards No. 114, as amended. Finally, we received and have reviewed the written disclosures and the letter provided to us by Grant Thornton, as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and we discussed with Grant Thornton its independence. Based upon our review and our discussions with management and Grant Thornton, and our review of Grant Thornton’s report and the representations of management, we recommended to Sterling’s Board of Directors that the audited financial statements for the year ended December 31, 2010 be included in Sterling’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
Incorporation by Reference
          No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of the Acts.
Respectfully submitted,
The Audit Committee of the Board of Directors
Daniel M. Fishbane (Chairman)
John W. Gildea

Audit Fees, Audit Related Fees, Tax Fees and Other Fees
          Grant Thornton has served as our independent public accountants since April of 2008. We paid Grant Thornton the following fees for the years ended December 31, 2010 and December 31, 2009, respectively:

	2010	2009
Audit Fees	$327,426	$420,221
Audit Related Fees	0	7,950
Tax Fees	0	0
All Other Fees	0	0

Total	$327,246	$428,171
Audit Fees paid to Grant Thornton were for professional services consisting of the audit of the financial statements included in our Annual Report on Form 10-K and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. Audit Related Fees for services provided by Grant Thornton were primarily for audit services performed in connection with the preparation of a Form S-8 registration statement during 2009.
          Our Audit Committee considered whether the provision of non-audit services by Grant Thornton was compatible with maintaining its independence, and concluded that the independence of Grant Thornton was not compromised by the provision of such services. In addition, our Audit Committee requires pre-approval of all audit and non-audit services provided by Grant Thornton or any other accounting firm and pre-approved all of the services included in the table above. Our Audit Committee has not adopted any additional pre-approval policies and procedures but, consistent with its Charter, our Audit Committee may delegate to one or more of its members the authority to pre-approve audit and non-audit services as permitted by law, provided that such pre-approval is submitted for ratification by the full Audit Committee at its next scheduled meeting.
          Our Board recommends that you vote FOR this proposal.
* * *

Additional Proposals
          Our Board does not intend to bring any matters before our Annual Meeting other than those described above, and has not been informed that any other matters are to be presented by others. The accompanying proxy confers discretionary authority upon the persons named therein to vote your shares of Preferred Stock and/or Common Stock in accordance with their best judgment on any other matter that may be properly brought before our Annual Meeting.

Executive Officers Of The Company
          Personal information with respect to each of our executive officers is set forth below.

John V. Genova Age 56	Mr. Genova became our President and Chief Executive Officer in May of 2008. Mr. Genova most recently served as Vice President of Corporate Planning for Tesoro Corporation. Prior to becoming Vice President at Tesoro in 2005, Mr. Genova served as Executive Vice President — Refining at Holly Corporation during 2004 and 2005. Mr. Genova began his career as an engineer at ExxonMobil Corporation in 1976, working in a variety of positions in the refining, supply and natural gas functions before becoming the Executive Assistant to the Chairman and General Manager, Corporate Planning, responsible for development of ExxonMobil’s corporate plans during 2002 and 2003. Mr. Genova has also served as an advisory board member for 1859 Partners, LLC, an investment company, since 2009 and served as a member of the Board of Directors of Encore Acquisition Company from 2004 through April of 2010. In addition, Mr. Genova has provided consulting services to investment banks, private equity companies and hedge funds.

David J. Collins Age 42	Mr. Collins has been our Senior Vice President and Chief Financial Officer since March 1, 2010. Mr. Collins most recently served as the Chief Financial Officer of PetroSearch Energy Corporation, a then-public crude oil and natural gas exploration company, from 2003 through 2009. Prior to serving as the Chief Financial Officer at PetroSearch, Mr. Collins served as Chief Financial Officer/Controller at Kazi Management from 2002 through 2003 and Vice President and Chief Financial Officer at Federation Logistics Inc. from 1993 through 2001. Mr. Collins also previously served as a Senior Auditor/Certified Public Accountant at Ernst & Young, LLP from 1990 through 1993.

Kenneth M. Hale Age 48	Mr. Hale has been our General Counsel since January of 2001, our Senior Vice President and Corporate Secretary since January of 2003, head of our Human Resources & Administration Department since January of 2005 and head of our Information Technology and Purchasing Departments since January of 2010. Prior to becoming one of our Senior Vice Presidents, Mr. Hale served as one of our Vice Presidents from October of 2002 through January of 2003. Prior to becoming General Counsel, Mr. Hale served as our Senior Counsel from July of 2000 through January of 2001, and as Assistant General Counsel from December of 1997 through July of 2000. Prior to joining us, Mr. Hale was an associate attorney at the law firm of Andrews & Kurth L.L.P. from January of 1994 until December of 1997, and at the law firm of Honigman Miller Schwartz and Cohn from May of 1990 until December of 1993, where he specialized in mergers and acquisitions, finance, securities and general corporate matters.

Walter B. Treybig Age 54	Mr. Treybig joined Sterling in 1993 and has been our Senior Vice President — Manufacturing since January of 2003. Prior to that time, Mr. Treybig served as our Plant Manager since 1998 and our Manager of Environmental, Health & Safety. Before joining us, Mr. Treybig held various positions at PPG Industries, Inc., Cain Chemical Inc., Occidental Chemical Corporation and Ausimont USA Incorporated. Mr. Treybig also serves as a Director of the Galveston County Health District.

Bruce E. Moore Age 45	Mr. Moore has been our Vice President and Treasurer since September of 2008. Prior to that time, Mr. Moore served as our Treasurer from January of 2003 through August of 2008, our Director of Treasury Operations from May of 2001 through January of 2003 and our Petrochemicals Division Controller from November of 1998 through May of 2001. Since joining us in December of 1989 and prior to 1998, Mr. Moore served in a variety of financial positions, including positions in internal audit, tax and financial reporting. Prior to joining us, Mr. Moore worked in the audit and tax departments of KPMG LLP.

Carla E. Stucky Age 43	Ms. Stucky has been our Vice President and Corporate Controller since September of 2008. Upon the resignation of our Chief Financial Officer on October 31, 2009, she assumed the responsibilities as our Principal Financial Officer until Mr. Collins joined us on March 1, 2010. Prior to being appointed a Vice President, Ms. Stucky served as our Corporate Controller from December of 2007 through August of 2008. Prior to joining us in December of 2007, Ms. Stucky served as Corporate Controller for Outsource Partners International, Inc. from July of 2006 through November of 2007, Director of Finance for Hempel A/S from April of 2005 to July of 2006, Assistant Controller for Nabors Industries, Ltd, from April of 2003 to March of 2005 and Director of Reporting and Corporate Accounting for Live Nation from May of 1999 to March of 2003. Ms. Stucky also held various positions in the audit practice of PricewaterhouseCoopers from January of 1994 through April of 1999.

Compensation Committee Report
          Our Compensation Committee has furnished the following report for inclusion in this Proxy Statement.

          The Compensation Committee of Sterling Chemicals, Inc. (“Sterling”) is responsible for administering Sterling’s executive compensation program and discharging most compensation responsibilities of Sterling’s Board of Directors. Among other things, we review general compensation issues and determine the compensation of all of Sterling’s senior executives and other key employees, and make recommendations regarding, and administer, all of Sterling’s employee benefit plans that provide benefits to our senior executives.
          We have reviewed the Compensation Discussion and Analysis included in the Proxy Statement in which this report appears, and we met and held discussions with Sterling’s management with respect to that portion of the Proxy Statement. Based upon our review and discussions with management, we recommended to Sterling’s Board of Directors that the Compensation Discussion and Analysis appearing in the Proxy Statement be included herein.
          No portion of this report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (collectively, the “Acts”), through any general statement incorporating by reference the Proxy Statement in which this report appears in its entirety, except to the extent that Sterling specifically incorporates this report or a portion of this report by reference. In addition, this report shall not otherwise be deemed to be “soliciting material” or to be “filed” under either of such Acts.

Respectfully submitted,

The Compensation Committee of the Board of Directors

John L. Teeger (Chairman)
Karl W. Schwarzfeld

Compensation Discussion and Analysis
Compensation Philosophy and Objectives
          Our senior executive compensation program is designed to motivate, reward and retain the management talent needed to achieve our business goals and our stockholders’ objectives. Under our program, a significant portion of the potential compensation of our senior executives is dependent on our financial performance. Our program offers our senior executives salary levels and compensation incentives designed to:
•	attract, motivate and retain talented and productive executives;

•	recognize individual performance and our overall corporate performance relative to the performance of our competitors and other companies of comparable size; and

•	support our short-term and long-term goals.
We believe that this approach ensures an appropriate link between the compensation of our senior executives and the accomplishment of our goals and our stockholders’ objectives.
Processes and Procedures for Determining Compensation
          Our Compensation Committee is responsible for discharging the primary compensation responsibilities of our Board and has the authority to determine and approve the compensation paid to each of our Named Executive Officers. Our Compensation Committee also administers our compensation programs for our senior executives (including bonus plans, stock option and other equity-based programs, long-term incentive plans, deferred compensation plans and other cash or stock incentive programs), and makes recommendations to our Board with respect to whether any of those plans should be changed or terminated, or whether new plans should be adopted. The charter for our Compensation Committee does not contemplate any further delegation by our Compensation Committee, or any of its members, of the duties delegated to our Compensation Committee by our Board.
          Our Compensation Committee uses a number of sources to determine the compensation paid to each of our senior executives. One of the primary sources of information used by our Compensation Committee is data from independent compensation consultants. The extent of data received from these consultants varies from year to year. Once every several years, an in-depth analysis of each element of our senior executive compensation program, as well as the overall compensation paid to each of our senior executives, is performed by an independent consulting firm engaged directly by our Compensation Committee. In those years when an in-depth analysis is performed, the compensation consulting firm issues a final report directly to our Compensation Committee that provides its view of the appropriateness of the compensation paid to each of our senior executives and the appropriateness of our senior executive compensation program as a whole. This report and analysis is intended to provide our Compensation Committee with the ability to compare our senior executive compensation program to those offered by other chemical manufacturers and a select group of non-chemical companies of comparable size and other characteristics, and determine whether the compensation paid to each of our senior executives is both competitive and reasonable in relation to the duties required of that executive. In the years falling in between these more in-depth analyses, our management team provides our Compensation Committee with summary market data that is publicly available from several compensation consulting firms. Our Compensation Committee uses this data to assess general trends in the levels of base salaries and other compensation paid to senior executives in our industry, in our geographic locale and in the United States as a whole. After reviewing the market data, our Compensation Committee confers with our President and Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the amount of increase in base salary for each of our senior executives, including our President and Chief Executive Officer. For its compensation decisions made for 2008 through 2011, our Compensation Committee received summary market data from the following sources:

Year	Sources
2008	Buck Consultants Hewitt Associates, Inc. Mercer Human Resources Consulting, LLC Salary.com Sibson Consulting World at Work

2009	Business & Legal Reports (Southwest) Economic Research Institute Mercer Human Resources Consulting Salary.com Watson Wyatt Worldwide World at Work

2009(1)	Hewitt Consulting Longnecker & Associates Quorum Compensation Group The Hay Group, Inc.

2010	Hewitt Consulting Ioma — U.S. Longnecker & Associates Mercer Human Resources Consulting Salary.com The Hay Group, Inc. Watson Wyatt Worldwide World at Work

2011	Buck Consultants Hewitt Consulting Longnecker & Associates Mercer Human Resources Consulting Salary.com The Conference Board The Hay Group Towers Watson World at Work

(1)	Due to the dramatic changes seen in the U.S. economy over the second half of 2008, our Compensation Committee was provided with supplemental survey data for its compensation decisions for 2009 that was collected during November and December of 2008.
Total Compensation
          The major components of our senior executive compensation program are base salary, annual incentive compensation, long-term incentive compensation and stock-based compensation (in addition to a few perquisites and other personal benefits to our senior executives, such as group life insurance). In addition, we maintain a 401(k) plan for all of our employees, and currently match the contributions into our 401(k) Plan made by each of our employees, on a dollar-for-dollar basis, up to 6% of the participant’s base salary (based on standard hourly rates for our hourly employees). We also provide each of our senior executives (other than Mr. Genova) with post-employment compensation in the form of our Key Employee Protection Plan and our salaried employees’ pension plan, but benefit accruals under our salaried employees’ pension plan have been frozen since January 1, 2005. Mr. Genova, our President and Chief Executive Officer, is entitled to post-employment compensation under the terms of his Employment Agreement that is similar in design to the benefits provided our other senior executives under our Key Employee Protection Plan. Our Compensation Committee seeks to set base salaries for our senior executives at competitive rates, and also provides annual compensation opportunities linked to both our financial performance and the individual’s performance in each year. In addition, each of our Named Executive Officers (other than Ms. Stucky) has been issued performance units under our Long-Term Incentive Plan and each of our Named Executive Officers (other than Mr. Collins and Ms. Stucky) has been issued stock options, which link such executive’s compensation to our overall financial performance over an extended period. However, we no longer issue stock options because we believe that options to acquire shares of our Common Stock do not currently provide an effective incentive compensation tool due to the dilutive effect on our Common Stock caused by the quarterly paid-in-kind dividends payable on our Preferred Stock and the absence of an active trading market for our shares of Common Stock. We do believe, however, that focusing executive compensation on variable incentive pay helps us meet our performance goals and enhances long-term stockholder value.
Base Salaries
          Under our compensation program, we place lower emphasis on fixed compensation for our senior executives and attempt to position their base salaries at competitive industry levels. Initially, each executive’s base salary is set at a level intended to reflect that executive’s experience, level of responsibility, job classification and competence. Dramatic changes in base salaries are uncommon and typically only occur if needed to adjust for market movements, promotions or significant changes in responsibility or individual performance. Each year, our Compensation Committee determines the amount of increases in the base salaries of our senior executives. As noted above, once every several years, an in-depth analysis of each element of our senior executive compensation program, including base salaries, is performed by an independent consulting firm. In those years, our Compensation Committee receives a report directly from the compensation consulting firm that includes an analysis of an appropriate range for the base salary of each of our senior executives. Depending on the results of the analysis, our Compensation Committee may elect to make a significant increase, or make a lower than expected increase, in the base salary of one or more of our senior executives in that year in order to align that senior executive’s base salary with the market rate for the position in question. In other years, our Compensation Committee reviews summary market data that is publicly available from several compensation consulting firms and provided to our Compensation Committee by management, and confers with our President and Chief Executive Officer to discuss the performance of each of our senior executives and, following that discussion, our Compensation Committee determines the adjustment, if any, in base salary for each of our senior executives, including our President and Chief Executive Officer.
          On November 5, 2010, after conferring with our President and Chief Executive Officer, our Compensation Committee approved the following increases in the annual base salaries for Messrs. Genova, Collins, Hale and Treybig (which took effect March 1, 2011) based on our 2010 financial performance, the contributions of each of our senior executives towards our overall performance, the level of each of their existing salaries compared to salaries for similar positions in the market and our expected financial performance for 2011:

	2010	2011
John V. Genova	$450,000	$470,400
David J. Collins	250,000	259,600
Kenneth M. Hale	274,000	282,000
Walter B. Treybig	228,000	232,000
Ms. Stucky’s base salary is not determined by our Compensation Committee. On February 22, 2011, Mr. Genova approved an increase in Ms. Stucky’s annual base salary from $168,105 to $176,511.
Annual Incentive Compensation
          Our senior executives and other qualified salaried employees can earn additional cash incentive compensation each year under our Bonus Plan. The additional compensation available under our Bonus Plan is intended to reward the achievement of annual corporate and personal performance goals. The amount of bonuses paid under our Bonus Plan to each of our salaried employees, including our Named Executive Officers, is based in part on our financial performance and health, safety and environmental performance and in part on each individual’s performance against his or her pre-determined performance metrics for that year. For 2008 through 2010, 50% of the bonus potential of each of the Named Executive Officers was determined by comparing our performance against corporate performance goals (our “Corporate Performance Goals”) and 50% of the bonus potential of each of the Named Executive Officers was determined by comparing the executive’s performance against his or her pre-determined performance metrics (“Individual Performance Goals”). For 2011, due in large part to the financial challenges we face in 2011 as a result of the closure of our plasticizers facility, our Compensation Committee adjusted our Bonus Plan so that 65% of the bonus potential of each of the Named Executive Officers is determined by comparing our performance against our Corporate Performance Goals and 35% of the bonus potential of each of the Named Executive Officers is determined by comparing the executive’s performance against his or her Individual Performance Goals. Generally, an employee must still be employed by us at the time the bonus is paid in order to receive a bonus payment.
          The bonus potential for each of our Named Executive Officers depends on the individual’s “Bonus Target,” which is expressed as a percentage of the individual’s annual base salary. Currently, the Bonus Target for Mr. Genova is 100%, the Bonus Target for Mr. Collins is 50%, the Bonus Targets for Messrs. Hale and Treybig are each 40% and Ms. Stucky’s Bonus Target is 35%. The amount of cash bonuses potentially payable to each employee under our Bonus Plan varies based on the number of our Corporate Performance Goals achieved (and the level achieved) and the individual’s performance measured against his or her Individual Performance Goals. For example, if the “threshold” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officer is eligible for a bonus in an amount up to 50% of his or her Bonus Target times his or her base salary. If the “target” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officer is eligible for a bonus in an amount up to 100% of his or her Bonus Target times his or her base salary. Finally, if the “maximum” level of performance is achieved with respect to all of our Corporate Performance Goals and all of the Individual Performance Goals of one of our Named Executive Officers in a calendar year, the Named Executive Officers is eligible for a bonus in an amount up to 200% of his or her Bonus Target times his or her base salary. If actual performance is between any of the specified levels, the bonus amount for that performance metric is pro-rated between the two levels on a straight-line basis. However, if we do not attain the threshold level for financial performance under our Corporate Performance Goals (i.e., Adjusted EBITDA in prior years, other than 2010, and Operating Cash Flow in 2010 and 2011), the amount of the bonuses paid to each of our Named

Executive Officers, if any, is at the discretion of the Compensation Committee (or Mr. Genova in the case of Ms. Stucky). Our Compensation Committee also has the discretion to adjust the amount of bonus paid to any individual (up or down) based on events or accomplishments that occur during the relevant year that were not contemplated at the time the Individual Performance Goals were approved or were otherwise outside those Individual Performance Goals. We believe that the potential to earn above average bonuses in any given year helps us attract, motivate and retain talented and productive senior executives and supports our short-term goals for that year. In addition, we believe that requiring minimum levels of financial performance in order to earn a bonus under our Bonus Plan and making a significant percentage of the maximum bonus payable dependent upon individual performance, provides an effective tool for recognizing both individual performance and our overall corporate performance.
          The Corporate Performance Goals and their respective weightings for 2008 through 2011 are set forth below.

	Weighting
Performance Metric	2008	2009	2010	2011
Employee OSHA Recordable Injuries	10%	10%	10%	10%
Contractor OSHA Recordable Injuries	—	10%	10%	10%
Environmental Incidents	10%	—	—	—
Process Safety Incidents	10%	—	—	—
Environmental & Process Safety Incidents	—	10%	10%	10%
Adjusted EBITDA(1)	70%	70%	—	—
Operating Cash Flow(2)	—	—	70%	70%

(1)	For 2008, Adjusted EBITDA means EBITDA excluding impacts of impairments, staff reduction impacts on benefit plans (e.g., plan curtailments, remeasurement impacts), severance, bonus payments, LTIP accruals, unplanned business development expenses and negative EBITDA impacts resulting from mergers, acquisitions and other non-ordinary course transactions.

For 2009, Adjusted EBITDA means EBITDA excluding impacts of severance, bonus expense, benefit plan curtailments, preferred stock-related expenses, legal settlements or judgments, certain legal fees and transaction costs.

(2)	For 2010, Operating Cash Flow means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets.

For 2011, Operating Cash Flow means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets (excluding net interest payments, effects of bond repurchases, pension contributions and any costs incurred by any special committees of our Board).

          On January 10, 2011, our Compensation Committee approved the Corporate Performance Goals and the Individual Performance Goals for each of our Named Executive Officers (other than Ms. Stucky) under our Bonus Plan for 2011. Ms. Stucky’s Individual Performance Goals were approved by Mr. Genova. The following table provides information with respect to each grant of an award made to the Named Executive Officers for 2011.

		Estimated Future Payouts Under
	Grant	Non-Equity Incentive Plan Awards
Name	Date	Threshold	Target	Maximum
John V. Genova	1/10/11	$235,200	$470,400	$940,800
David J. Collins	1/10/11	64,900	129,800	259,600
Kenneth M. Hale	1/10/11	56,400	112,800	225,600
Walter B. Treybig	1/10/11	46,400	92,800	185,600
Carla E. Stucky	2/22/11	30,899	61,779	123,558
          The Individual Performance Goals approved by our Compensation Committee for each of the Named Executive Officers (other than Mr. Genova and Ms. Stucky) and their respective weightings during 2008 through 2011 are set forth below.

MR. COLLINS(1)
Metric	2010	2011
Generation of New Free Cash Flow (One-Time)	20%	—
Generation of New Free Cash Flow (Recurring ≤ 2 Years)	30%	35%
Generation of New Free Cash Flow (Recurring > 2 Years)	25%	25%
Reduction of Company Costs	25%	15%
Department Effectiveness(1)	—	25%

(1)	Mr. Collins joined us on March 1, 2010 and, consequently, did not have Individual Performance Goals for 2008 or 2009.

(2)	Performance assessment to be made by Chief Executive Officer for Compensation Committee approval based on internal and external audit and review processes, SEC and GAAP financial reporting process, internal reporting and improvements in credit network.

MR. HALE
Metric	2008	2009	2010	2011
Management of Fixed Cost	10%	20%	15%	15%
Critical Projects	20%	40%	—	—
Strategic Projects	40%	—	—	—
Capital Structure Improvement	15%	—	—	—
Litigation Management	15%	25%	—	—
Merit Budget Process Improvements	—	15%	—	—
Generation of New Free Cash Flow	—	—	10%	30%
Department Effectiveness(1)	—	—	75%	55%

(1)	Performance assessment to be made by Chief Executive Officer for Compensation Committee approval based on support for capital structure improvement, support for strategic and critical transactions, management of litigation, management of Human Resources, Information Technology and Purchasing Departments and SEC compliance.

MR. TREYBIG
Metric	2008	2009	2010	2011
Safety Performance	15%	40%	13%	13%
Environmental and Process Safety Management Performance	30%	20%	7%	7%
Management of Fixed Cost	30%	20%	20%	15%
Acetic Acid Plant Availability	25%	20%	20%	20%
Utility Cost Reductions	—	—	20%	—
Generation of New Free Cash Flow	—	—	20%	20%
Cost of Methanol Terminal Project	—	—	—	12.5%
Mechanical Completion of Methanol Terminal Project	—	—	—	12.5%
For 2008 and 2009, the portion of Mr. Genova’s bonus based on Individual Performance Goals was determined by averaging the performance of our then four Senior Vice Presidents against their respective Individual Performance Goals. For 2010 and 2011, 66% of the portion of Mr. Genova’s bonus based on Individual Performance Goals is or will be, as the case may be, determined by averaging the performance of our three Senior Vice Presidents against their respective Individual Performance Goals, with the remainder determined by the Board’s assessment of Mr. Genova’s performance during the relevant year. Ms. Stucky’s Individual Performance Goals were set by our former Chief Financial Officer for 2008 and 2009 and by Mr. Genova for 2010 and 2011 (rather than by our Compensation Committee). Each of Ms. Stucky’s Individual Performance Goals have or are related, as the case may be, to her position as our Corporate Controller and are based on matters such as performance related to internal controls over financial reporting, managing costs and providing new, incremental free cash flow.

          For the 2009 and 2010 Bonus Plan years, we exceeded the threshold level of Operating Cash Flow required for the payment of bonuses under our Bonus Plan. On February 19, 2010 and February 1, 2011, respectively, our Compensation Committee authorized the payment of bonuses to our senior executives under our Bonus Plan in the following amounts:

	Bonus Plan Year
	2009	2010
John V. Genova	$459,872	$729,630
David J. Collins(1)	0	187,500
Kenneth M. Hale	150,214	193,170
Walter B. Treybig	100,127	165,665

(1)	Mr. Collins was not employed by us during 2009 and, consequently, was not eligible for a bonus related to the 2009 Bonus Plan year
     Ms. Stucky’s bonuses of $61,388 and $105,907 for the 2009 and 2010 Bonus Plan years were approved by Mr. Genova.
     These bonus payments averaged about 36% and 51% of the total cash compensation paid to our Named Executive Officers for 2009 and 2010, respectively.
          For the 2008 Bonus Plan year, we did not achieve the threshold level of Adjusted EBITDA required for the payment of bonuses under our Bonus Plan. However, on February 12, 2009, our Compensation Committee reviewed our financial performance and the individual performance of each of our senior executives and authorized the payment of discretionary bonuses to each of our senior executives in recognition of each such senior executives’ performance against his individual performance metrics for 2008 and such officer’s significant efforts during 2008 in connection with, among other things, setting new records for us in health, safety and environmental performance, successfully amending our long-term production agreements with BP Amoco Chemical Company and BASF Corporation, reducing our fixed costs, amending our revolving credit facility to provide more favorable terms and achieving significant progress in the pursuit of numerous strategic transactions designed to more fully utilize the infrastructure at our Texas City facility. The following table sets forth the amount of discretionary bonuses paid to each of Named Executive Officers in 2009 for the 2008 Bonus Plan year:

John V. Genova	$223,504
Kenneth M. Hale	45,158
Walter B. Treybig	64,610
Carla E. Stucky	35,736
These bonus payments averaged about 26% of the total cash compensation paid to our Named Executive Officers for 2008.
Long-Term Cash Incentive Compensation
          On August 7, 2009, our Board of Directors adopted our Long-Term Incentive Plan, which provides for the issuance of awards of performance units to our Chief Executive Officer and President, our Senior Vice Presidents and other key employees. The purposes of our Long-Term Incentive Plan are to reward our executive officers and other designated employees for achieving pre-established financial objectives that contribute to our growth and profitability, to increase stockholder value and to provide an incentive compensation opportunity that will enable us to attract, motivate and retain outstanding executives. Performance units may be granted to our Chief Executive Officer, our President, our Senior Vice Presidents and any other key employees (or key employees of our subsidiaries) as our Compensation Committee considers and selects as being significant contributors to our growth and profitability.
          Our Compensation Committee determines those of our employees who will be granted awards of performance units each year and the terms of those performance units. Performance units under our Long-Term Incentive Plan may be payable in the form of cash or other property, and are payable upon the satisfaction of pre-determined performance goals over specific “performance periods.” Performance goals are typically assigned threshold, target and maximum levels of performance, with the number of units earned determined at the end of the performance period. Generally, if actual performance during the performance period is below the threshold level, no performance units are earned or payable. However, if the threshold level is attained, the number of performance units earned will be 50% of the number of performance units that would have been earned at the target level, and if the maximum level of performance (or above) is attained, the number of performance units earned and payable will be twice the number of performance units that would have been earned at the target level of performance. The number of performance units earned and payable for performance between threshold and target or between target and maximum levels is pro-rated. Performance periods are typically three years (each, a “Performance Period”). However, the Performance Period for the grants of performance units made by our Compensation Committee on August 7, 2009 (our “2009 Performance Units”) commenced on July 1, 2009 and will end on December 31, 2011 (the “2009 Performance Period”). Performance periods under our Long-Term Incentive Plan will overlap, with the expectation that awards may be earned and paid on an annual basis starting with the end of the 2009 Performance Period. Generally, the payment of performance units is contingent on the holder being employed by us throughout the relevant Performance Period.
          Upon the death or “Disability” (as such term is defined in our Long-Term Incentive Plan) of a holder of performance units, any incomplete Performance Periods for outstanding performance units awarded to that holder will end at that time and the outstanding performance units will become payable, if at all, in accordance with the terms set out at the time of grant of such performance units. For our 2009 Performance Units, each holder of those 2009 Performance Units that remain outstanding will be deemed to have earned the number of 2009 Performance Units that he or she would have earned at the target level of performance. For the performance units awarded by our Compensation Committee on February 10, 2010 (our “2010 Performance Units”), each holder of those Performance Units that remain outstanding will be deemed to have earned the number of Performance Units that he or she would have earned at the target level of performance multiplied by a fraction, the numerator of which is the number of days in the relevant Performance Period during which such recipient was employed by us and the denominator of which is the total number of days in that Performance Period. For the performance units awarded by our Compensation Committee on January 10, 2011 (our “2011 Performance Units” and, together with our 2009 Performance Units and our 2010 Performance Units, our “Performance Units”), each holder of those Performance Units that remain outstanding will be deemed to have earned the number of Performance Units that he or she would have earned at the threshold level of performance multiplied by a fraction, the numerator of which is the number of days in the relevant Performance Period during which such recipient was employed by us and the denominator of which is the total number of days in that Performance Period. Any Performance Units deemed to have been earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made on or before March 14 of the calendar year immediately following the calendar year in which such holder died or became disabled.
          Under our Long-Term Incentive Plan, the treatment of a holder’s outstanding Performance Units in the event that his or her employment with us terminates prior to the end of the relevant Performance

Period is at the discretion of our Compensation Committee unless specific terms are set out at the time of the grant of those Performance Units. For all of our existing Performance Units, if we terminate the employment of any holder of Performance Units without “Cause” or if the holder terminates his or her employment for “Good Reason,” as such terms are defined in our Long-Term Incentive Plan, and our Performance Units become earned and payable, the number of Performance Units earned by that holder will be the number of Performance Units that would have been earned by such holder had his or her employment continued throughout the relevant Performance Period times a fraction, the numerator of which is number of days during the relevant Performance Period that have elapsed through and including the date of such holder’s termination of employment, and the denominator of which is the total number of days in the relevant Performance Period. Any Performance Units earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made on or before March 14 of the calendar year immediately succeeding the last day of the relevant Performance Period.
          In the event that a holder of our 2009 Performance Units retires prior to the end of the 2009 Performance Period and those 2009 Performance Units become earned and payable, the number of 2009 Performance Units earned by such holder will be the number of 2009 Performance Units that would have been earned by such holder had his or her employment continued throughout the 2009 Performance Period times a fraction, the numerator of which is number of days during the period commencing on July 1, 2009 and continuing through and including the date of such holder’s retirement, and the denominator of which is the total number of days in the 2009 Performance Period. Any 2009 Performance Units earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made on or before March 14, 2012. In the event that a holder of our 2010 Performance Units or 2011 Performance Units retires prior to the end of the relevant Performance Period, all 2010 Performance Units and 2011 Performance Units held by that retiree are forfeited at the time of retirement. In the event that the employment with us of a holder of any of our Performance Units terminates for any other reason, whether or to what extent any of our Performance Units become earned or payable is at the discretion of our Compensation Committee.
          Upon a “Change of Control,” as such term is defined in our Long-Term Incentive Plan, any incomplete Performance Periods for outstanding Performance Units end at that time and the outstanding Performance Units become payable, if at all, in accordance with the terms set out at the time of grant of those Performance Units. For all of our existing Performance Units, all outstanding Performance Units will automatically lapse and be canceled upon the occurrence of a Change of Control if a Transaction Fee (as defined in that certain Amended and Restated Employment Agreement dated as of June 16, 2009 between us and Mr. Genova) is paid to any holder of those Performance Units in connection with the transaction resulting in such Change in Control. However, if no Transaction Fee is paid to any holder of those Performance Units in connection with the transaction resulting in such Change in Control pursuant to the terms of Mr. Genova’s Employment Agreement, each of our Named Executive Officers will be deemed to have earned the number of Performance Units that he or she would have earned at the target level of performance. Any Performance Units earned under these provisions will be paid in cash at an amount equal to $1,000 per Performance Unit, with such payment to be made at the time the relevant transaction is consummated.
          On August 7, 2009, our Compensation Committee awarded each of our Named Executive Officers (other than Ms. Stucky) the number of 2009 Performance Units set forth below (with a value of $1,000 each) pursuant to our Long-Term Incentive Plan, with the number of our 2009 Performance Units earned based on the amount of “Free Cash Flow” we earn during the 2009 Performance Period.

Cumulative Free Cash Flow(1)
	$27,600,000	$33,900,000	$54,200,000
	(Threshold)	(Target)	(Maximum)
John V. Genova	310 Units	620 Units	1,240 Units
Kenneth M. Hale	130 Units	260 Units	520 Units
Walter B. Treybig	110 Units	220 Units	440 Units

(1)	For purposes of the 2009 Performance Period, “Free Cash Flow” means operating cash flow (from our cash flow statement), plus out-of-pocket cash used for project development activities (i.e., cash used to explore or implement new strategic initiatives (not involving existing businesses) aimed to improve future free cash flow), plus net proceeds from equipment sales, plus $15.4 million (interest on our 10 1/4 Senior Secured Notes without reduction for paydowns/purchases), plus insurance proceeds related to plant, property and equipment, plus Long-Term Incentive Plan cash payments, minus sustaining (non-return) capital.
     Assuming we meet at least the threshold level of performance (as certified by our Compensation Committee), the number of our 2009 Performance Units earned will be pro-rated between the threshold, target and maximum levels of performance based on the actual cumulative Free Cash Flow earned by us during the 2009 Performance Period.
          On February 10, 2010, our Compensation Committee awarded Messrs. Genova, Hale and Treybig the number of 2010 Performance Units set forth below (with a value of $1,000 each) pursuant to our Long-Term Incentive Plan, with the number of our 2010 Performance Units earned based on the amount of “Operating Cash Flow” we earn during the period commencing on January 1, 2010 and ending on December 31, 2012 (the “2010 Performance Period”).

Cumulative Operating Cash Flow(1)
	$9,800,000	$12,200,000	$20,000,000
	(Threshold)	(Target)	(Maximum)
John V. Genova	338 Units	675 Units	1,350 Units
Kenneth M. Hale	137 Units	274 Units	548 Units
Walter B. Treybig	114 Units	228 Units	456 Units

(1)	For purposes of the 2010 Performance Period, “Operating Cash Flow” means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets.
In connection with the appointment of Mr. Collins as our Senior Vice President and Chief Financial Officer effective as of March 1, 2010, our Compensation Committee awarded Mr. Collins 2010 Performance Units, with 156 Performance Units awarded at threshold level, 312 Performance Units awarded at target level and 625 Performance Units awarded at maximum level. Assuming we meet at least the threshold level of performance (as certified by our Compensation Committee), the number of our 2010 Performance Units earned will be pro-rated between the threshold, target and maximum levels of performance based on the actual cumulative Operating Cash Flow earned by us during the 2010 Performance Period.

          On January 10, 2011, our Compensation Committee awarded each of our Named Executive Officers (other than Ms. Stucky) the number of 2011 Performance Units set forth below (with a value of $1,000 each) pursuant to our Long-Term Incentive Plan, with the number of our 2011 Performance Units earned based on the amount of “Operating Cash Flow” we earn during the period commencing on January 1, 2011 and ending on December 31, 2013 (the “2011 Performance Period”).

Cumulative Operating Cash Flow(1)
	$20,000,000	$50,000,000	$75,000,000
	(Threshold)	(Target)	(Maximum)
John V. Genova	352 Units	706 Units	1,410 Units
David J. Collins	162 Units	325 Units	650 Units
Kenneth M. Hale	141 Units	282 Units	564 Units
Walter B. Treybig	116 Units	232 Units	464 Units

(1)	For purposes of the 2011 Performance Period, “Operating Cash Flow” means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets (excluding net interest payments, effects of bond repurchases, pension and any costs incurred by any special committees of our Board).
Stock-Based Compensation
          Prior to the adoption of our Long-Term Incentive Plan, we used stock-based compensation under our Restated 2002 Stock Plan (our “2002 Stock Plan”) to provide long-term compensation opportunities for our senior executives. Our Board established our Long-Term Incentive Plan largely because of the difficulties in achieving our objectives for using stock-based compensation due to the dilutive effect on our Common Stock caused by the quarterly paid-in-kind dividends payable on our Preferred Stock and the absence of an active trading market for our shares of Common Stock. We do not anticipate granting future awards under our 2002 Stock Plan unless our capital structure is changed in a manner that will make stock-based compensation an effective incentive tool. Under our 2002 Stock Plan, our senior executives and other key employees are eligible for awards of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards, performance awards and phantom stock awards. Our Compensation Committee or our full Board determines the terms and amounts of each award granted under our 2002 Stock Plan based upon a variety of factors, including:
•	the recipient’s level of responsibility and job classification;

•	the recipient’s job performance; and

•	the recipient’s present and potential contributions to our long-term success.
     The primary purpose of our stock-based compensation program is to provide our senior executives and other key employees with incentives to concentrate on our performance over the long term.
          Our Compensation Committee or our Board specifies the number of shares covered by each award under our 2002 Stock Plan and the associated vesting schedule. A three-year vesting schedule has been used for all awards that have been granted under our 2002 Stock Plan. We believe that this length of vesting schedule provides an incentive to our senior executives to increase stockholder value over time since the full benefit of the awards cannot be realized unless there is appreciation in stock value over a number of years. While we have imposed a three-year vesting schedule, options granted under our 2002 Stock Plan become fully exercisable in the event of the optionee’s termination of employment by reason of death, disability or retirement, or in the event of a “change in control,” which includes (i) the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding Common Stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors, (ii) the sale, lease, exchange or transfer of substantially all of our properties and assets or (iii) our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
          Historically, only one grant of awards under our 2002 Stock Plan has been made to each individual (in the absence of a promotion or other change in status). Our 2002 Stock Plan was initially authorized and established when we emerged from bankruptcy protection under Chapter 11 of the Bankruptcy Code on December 19, 2002. Shortly thereafter, on February 11, 2003, our Compensation Committee and our Board made initial grants of stock options to each of our executive officers and certain other employees in amounts our Compensation Committee felt were adequate to provide the appropriate incentives to achieve the desired alignment with the long-term interests of our stockholders. Our Compensation Committee has approved three grants of awards under our 2002 Stock Plan since that time. Two of these grants were made in connection with promotions of former employees to executive officer positions in order to align their overall compensation and incentives with those of our other senior executives. The third grant was made to Mr. Genova on May 27, 2008 in connection with his employment as our President and Chief Executive Officer. No option may be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. Each award of options made under our 2002 Stock Plan has been a grant of non-qualified stock options to acquire shares of our Common Stock at an exercise price of $31.60 per share. Our Board based the exercise price for each of these awards on an approximation of the amount invested by our primary stockholder in connection with our emergence from bankruptcy at the end of 2002. That amount was far in excess of the trading price of a share of our Common Stock on the over-the-counter market on each grant date. All outstanding options held by our Named Executive Officers contain a three-year vesting schedule and all of these options have previously vested and are exercisable other than 1/3 of the options granted to Mr. Genova in May 2008 (which will vest in May 2011).
          Notwithstanding our prior practice, on December 5, 2008, our Compensation Committee adopted a Stock Option Grant Policy that provides that grants of awards of additional stock options to eligible officers and key employees, including each of our senior executives, will be considered each year, beginning in 2009, in such numbers as the Board or our Compensation Committee deems appropriate to, among other things, ensure that the compensation payable to our senior executives is competitive in the market place for executive talent. As discussed above, however, this practice has been abandoned in favor of the grant of performance units under our Long-Term Incentive Plan. In the event that our Board or our Compensation Committee authorizes any future grants under our 2002 Stock Plan, our Stock Option Grant Policy provides that those grants will be authorized on or before the second business day after our Board has approved our annual report on Form 10-K for the relevant fiscal year, with the options themselves being granted as of the third business day after the filing of such Form 10-K with the Securities and Exchange Commission. In addition, our Stock Option Grant Policy provides that the exercise price for any options granted will be an amount equal to the Fair Market Value (as defined in our 2002 Stock Plan) of a share of our Common Stock on the grant date.
     Neither our Board nor our Compensation Committee is prohibited from granting options or other awards at times when they are in possession of material non-public information. However, no inside information was taken into account in determining the number of options or other awards previously awarded or the exercise price or performance criteria for those awards, and we did not “time” the release of any material non-public information to affect the value of those awards.

          Under our Code of Ethics and Conduct, all of our employees, including each of our Named Executive Officers and directors, are prohibited from directly or indirectly purchasing or selling any of our securities while they are in possession of material inside information, communicating any material inside information to others who may trade in our securities or recommending to others that they purchase or sell any of our securities while they are in the possession of material inside information. Generally, all of our directors, officers and members of senior management are required to pre-clear all sales and purchases of our securities through our Legal Department. Our other employees only need to pre-clear sales and purchases of our securities that are intended to take place outside a window period through our Legal Department. For this purpose, the only window periods are the 30-day period commencing one week after our annual report has been mailed to stockholders and the 15-day period beginning on the third business day following the official release of our quarterly or annual financial results. Notwithstanding the foregoing policies, our General Counsel may exempt any director from these pre-clearance procedures if our General Counsel reasonably believes that such director possesses adequate sophistication and access to legal advisors to make his or her own determination of whether a given sale or purchase of our securities is otherwise in compliance with these policies. Our General Counsel has exempted all of our directors who are employed by Resurgence from these pre-clearance procedures. Our Code of Ethics and Conduct also discourages in-and-out trading in our securities and prohibits any of our directors, officers or employees from engaging in short sales or sales against the box of any of our securities or trading in puts, calls or options, in each case, unless approved by a majority of the disinterested members of our Board.
Tax Treatment
          Our Compensation Committee considers the anticipated tax treatment of our executive compensation program when setting levels and types of compensation. Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation paid to a company’s chief executive officer or any of its other three most highly compensated executive officers (other than the chief executive officer or the chief financial officer) in excess of $1 million in any year, with certain performance-based compensation being specifically exempt from this deduction limit. None of our Named Executive Officers has ever received compensation in excess of $1 million. Consequently, the requirements of Section 162(m) should not affect the tax deductions available to us in connection with our senior executive compensation program for 2010.

Compensation Tables
Summary Compensation Table
          The following table shows certain information regarding the compensation we paid each individual who served as our Chief Executive Officer or our Chief Financial Officer (or acted in a similar capacity during 2010) and our other three most highly compensated executive officers during 2010 (collectively, our “Named Executive Officers”) for the fiscal years ended December 31, 2010, December 31, 2009 and December 31, 2008, respectively. In 2010, base salaries accounted for approximately 49% of the total cash compensation paid to our Named Executive Officers.

						Change in
						Pension
						Value and
					Non-	Non-
					Equity	Qualified
					Incentive	Deferred
					Plan	Compen-	All Other
Name And	Fiscal			Option	Compen-	sation	Compen-
Principal Position	Year	Salary(1)	Bonus	Awards(2)	sation(3)	Earnings(4)	sation(5)	Total
John V. Genova(6)	2010	$444,167	$0	$0	$729,630	$0	$126,611	$1,300,408
President and Chief	2009	411,667	0	0	459,872	0	21,563	893,102
Executive Officer	2008	236,401	223,504	876,657	0	0	31,795	1,368,357

David J. Collins(7)	2010	208,333	0	0	187,500	0	34,467	430,300
Senior VP — Finance and Chief Financial Officer

Kenneth M. Hale	2010	271,352	0	0	193,170	13,927	16,846	495,295
Senior VP, General	2009	255,675	0	0	150,214	12,424	16,760	435,073
Counsel and Secretary	2008	241,917	45,158	0	0	0	16,142	303,217

Walter B. Treybig	2010	226,920	0	0	165,665	19,838	14,998	427,421
Senior VP —	2009	220,100	0	0	100,127	25,494	14,872	360,593
Manufacturing	2008	211,625	64,610	0	0	1,305	14,313	291,853

Carla E. Stucky(8)	2010	167,105	0	0	105,907	0	11,893	284,905
Vice President and	2009	161,269	5,000	0	61,388	0	10,678	238,335
Corporate Controller	2008	156,567	35,736	0	0	0	9,569	201,872

(1)	Includes amounts deferred under our 401(k) Savings and Investment Plan.

(2)	Please refer to Footnote 8 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for a description of the assumptions used in determining compensation cost for the stock options reflected in this column which were granted in 2008.

(3)	Represents single payments under our 2009 Bonus Plan and 2010 Bonus Plan. The payments were approved by our Compensation Committee on February 19, 2010 and February 1, 2011, respectively, and made on February 28, 2010 and February 2, 2011, respectively, in the case of all of our Named Executive Officers other than Ms. Stucky. Ms. Stucky’s payment under our 2009 Bonus Plan and 2010 Bonus Plan were approved by Mr. Genova on February 19, 2010 and February 22, 2011, respectively, and paid on March 2, 2010 and March 1, 2011, respectively.

(4)	Pension value change in 2008 for Mr. Hale was ($242).

(5)	Includes (i) values of group life insurance provided by us, (ii) amounts paid for clubs and associations, (iii) matching contributions paid by us under our 401(k) Savings and Investment Plan and (iv) values of parking paid by us in excess of Internal Revenue Service limitations, as follows:

	Fiscal		Clubs and	401(k) Matching	Executive
	Year	Group Life	Associations	Contributions	Parking
John V. Genova	2010	$4,902	$925	$14,700	$1,260
	2009	4,880	0	14,700	1,983
	2008	1,509	0	12,453	1,267

David J. Collins	2010	575	350	10,883	1,050

Kenneth M. Hale	2010	1,131	1,015	14,700	0
	2009	1,050	1,010	14,700	0
	2008	997	1,345	13,800	0

Walter B. Treybig	2010	1,428	525	13,045	0
	2009	1,371	295	13,206	0
	2008	1,320	295	12,698	0

Carla E. Stucky	2010	442	480	10,026	945
	2009	422	580	9,676	0
	2008	410	480	8,679	0

Mr. Genova’s “All Other Compensation” for 2010 includes $104,824 in moving expenses and for 2008 includes $16,566 for expenses related to his relocation from San Antonio, Texas to Houston, Texas. Mr. Collins’ “All Other Compensation” for 2010 includes $21,609 for expenses related to his relocation from New Jersey to Texas.

(6)	Mr. Genova was hired as our President and Chief Executive Officer on May 27, 2008. Consequently, Mr. Genova’s compensation for 2008 reflects compensation paid to him in his capacity as our President and Chief Executive Officer for approximately seven months.

(7)	Mr. Collins was hired as our Senior Vice President and Chief Financial Officer on March 1, 2010. Consequently, Mr. Collins’ compensation for 2010 reflects compensation paid to him in his capacity as our Senior Vice President and Chief Financial Officer for ten months.

(8)	Ms. Stucky assumed the responsibilities of our Principal Financial Officer upon the resignation of our former Chief Financial Officer on October 31, 2009 until Mr. Collins was engaged as our Senior Vice President and Chief Financial Officer on March 1, 2010. Ms. Stucky joined us in December 2007 as our Corporate Controller and was promoted to Vice President and Corporate Controller in September 2008. Consequently, Ms. Stucky’s compensation for 2008 reflects compensation paid to her in her capacity as our Vice President and Corporate Controller for approximately four months and compensation paid to her in her capacity as our Corporate Controller for approximately eight months.
Indemnification Agreements
          We have entered into indemnification agreements with each of our directors and executive officers, including each of our Named Executive Officers. These indemnification agreements require us to, among other things, indemnify these individuals against certain liabilities that may arise in connection with their status or service as one of our directors or executive officers and to advance their expenses incurred as a result of any proceeding for which they may be entitled to indemnification. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and are in addition to any other rights these individuals may have under our organizational documents or applicable law. We believe that these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced directors and executive officers.
Grants of Plan-Based Awards
          None of our Named Executive Officers were granted any equity incentive plan awards, other stock awards or other option awards in 2010 under our 2002 Stock Plan discussed above in “Compensation Discussion & Analysis” or otherwise.
Non-Equity Incentive Plan Information — Long-Term Incentive Plan
          The following table provides information with respect to each grant of an award made to a Named Executive Officer in 2010 under our Long-Term Incentive Plan.

		Estimated Future Payouts Under
	Grant	Non-Equity Incentive Plan Awards
Name	Date	Threshold	Target	Maximum
John V. Genova	02/10/10	$338,000	$675,000	$1,350,000
David J. Collins	03/01/10	156,000	312,000	625,000
Kenneth M. Hale	02/10/10	137,000	274,000	548,000
Walter B. Treybig	02/10/10	114,000	228,000	456,000
Carla E. Stucky	N/A	0	0	0
The awards under our Long-Term Incentive Plan are granted through the use of our 2010 Performance Units, each of which is valued at $1,000. The actual number of our 2010 Performance Units earned by each participant will be based on the amount of “Operating Cash Flow” we earn during the 2010 Performance Period, with a threshold level set at $9,800,000, a target level set at $12,200,000 and a maximum level set at $20,000,000. For purposes of the 2010 Performance Period, “Operating Cash Flow” means operating cash flow (from our cash flow statements) minus maintenance capital expenditures and proceeds from the sale of non-PP&E assets. Assuming we meet at least the threshold level of performance (as certified by our Compensation Committee), the number of our 2010 Performance Units earned will be pro-rated between the threshold, target and maximum levels of performance based on the actual cumulative Operating Cash Flow earned by us during the 2010 Performance Period. Subject to the exceptions described in “Compensation Discussion and Analysis” above, the payment of our 2010 Performance Units is contingent on the holder being employed by us throughout the 2010 Performance Period.
Non-Equity Incentive Plan Information — Bonus Plan
          As discussed above in “Compensation Discussion & Analysis,” we maintain a Bonus Plan that pays additional compensation to our salaried employees in the form of a cash bonus. The amount of additional incentive compensation available under our Bonus Plan to each of our current Named Executive Officers is based on our performance relative to our Corporate Performance Goals and the Named Executive Officer’s performance relative to his or her Individual Performance Goals. Our Compensation Committee granted awards under our Bonus Plan for performance in 2010 on February 10, 2010. On February 1, 2011, our Compensation Committee reviewed our performance and the performance of each of our Named Executive Officers in light of our pre-determined performance metrics for 2010 and authorized the payment of bonuses to each of our Named Executive Officers (other than Ms. Stucky) under our Bonus Plan in the following amounts:

John V. Genova	$729,630
David J. Collins	187,500
Kenneth M. Hale	193,170
Walter B. Treybig	165,665
Ms. Stucky’s bonus is not determined by our Compensation Committee. On February 22, 2011, Mr. Genova authorized the payment of a bonus in the amount of $105,907 to Ms. Stucky after reviewing her performance in light of her pre-determined performance metrics for 2010. All of these bonus payments are reflected in the Summary Compensation Table for 2010 under the column “Non-Equity Incentive Plan Compensation.”
Equity Incentive Plan Information — 2002 Stock Plan
          Under our 2002 Stock Plan, our Board or our Compensation Committee may issue stock options, stock awards, stock appreciation rights or stock units to our senior executives, other key employees and consultants. Our 2002 Stock Plan is administered by our Board or our Compensation Committee, and may be amended or modified from time to time by our Board. Our Board or our Compensation Committee determines the exercise price of stock options, any applicable vesting provisions and the other terms and provisions of each award granted under our 2002 Stock Plan. Options granted under our 2002 Stock Plan become fully exercisable in the event of an optionee’s termination of employment by reason of death, disability or retirement, and may become fully exercisable in the event of a “change in control.” For purposes of our 2002 Stock Plan, a “change in control” means:
•	the acquisition of beneficial ownership by any person (other than Resurgence and its affiliates) of at least 50% of our outstanding Common Stock or at least 50% of the combined voting power of all our outstanding securities entitled to vote generally in the election of directors;

•	the sale, lease, exchange or transfer of substantially all of our properties and assets; or

•	our merger or consolidation with another entity if the holders of our existing voting securities own less than a majority of the voting securities of the surviving entity.
In no event can any option be exercised after the tenth anniversary of the date of grant or the earlier termination of the option. We have reserved 1,363,914 shares of our Common Stock for issuance under our 2002 Stock Plan (subject to adjustment).
          Under our 2002 Stock Plan, we have granted awards on only the following four occasions:
•	on February 11, 2003, we granted options to purchase an aggregate of 326,000 shares of our Common Stock, at an exercise price of $31.60 per share, to our senior executives and certain of our other key employees (including Messrs. Hale and Treybig), all of which vested over the next three years in three equal installments;

•	on November 5, 2004, we granted options to purchase 27,500 shares of our Common Stock, at an exercise price of $31.60 per share, to Paul C. Rostek, one of our former Senior Vice Presidents, in connection with his promotion to Senior Vice President — Commercial, all of which vested over the next three years in equal installments;

•	on May 2, 2008, we granted options to purchase 5,000 shares of our Common Stock, at an exercise price of $31.60 per share to John R. Beaver in connection with his promotion to Senior Vice President — Finance and Chief Financial Officer, which were scheduled to vest over three years in equal installments beginning May 2, 2009; and

•	on May 27, 2008, we granted options to purchase 120,000 shares of our Common Stock, at an exercise price of $31.60 per share, to Mr. Genova in connection with his engagement as our President and Chief Executive Officer, which vest over three years in equal installments beginning May 27, 2009.
All of the options granted to Mr. Beaver that had not vested as of the date of his resignation lapsed on October 31, 2009 and all of the options granted to Mr. Beaver that were vested as of October 31, 2009 expired without having been exercised on January 29, 2010. All of the options granted to Mr. Rostek expired on June 14, 2010 as a result of his retirement on March 16, 2010. As of December 31, 2010, options to acquire 15,833 shares of our Common Stock had been exercised and options to acquire 290,167 shares of our Common Stock had lapsed or expired without being exercised.
          The following table provides information regarding securities authorized for issuance under our 2002 Stock Plan as of December 31, 2010:

(c) Number of securities
remaining available for
	(a) Number of securities to	(b) Weighted-average	future issuance under
	be issued upon exercise	exercise	equity compensation
	of outstanding options,	price of outstanding	plans (excluding securities
Plan Category	warrants and rights	options, warrants and rights	reflected in column (a))
Equity compensation plans approved by security holders(1)	172,500	$31.60	1,191,414
Equity compensation plans not approved by security holders	—	—	—
Total	172,500	$31.60	1,191,414

(1)	See “Stock Based Compensation” above for a description of our 2002 Stock Plan.

Outstanding Equity Awards at 2010 Fiscal Year-End
          The following table provides information on the unexercised stock options held by each of our Named Executive Officers as of December 31, 2010.

	Option Awards
			Equity
			Incentive Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option	Option
	Options –	Options –	Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable	Options	Price	Date

John V. Genova	80,000	40,000	0	$31.60	05/27/18
David J. Collins	0	0	0	N/A	N/A
Kenneth M. Hale	27,500	0	0	$31.60	02/11/13
Walter B. Treybig	25,000	0	0	$31.60	02/11/13
Carla E. Stucky	0	0	0	N/A	N/A
Option Exercises and Stock Vesting
          None of our Named Executive Officers exercised any stock options or stock appreciation rights during the 2010 fiscal year or held any restricted stock, stock appreciation rights or similar equity awards during the 2010 fiscal year.
Pension Benefits
           Our Salaried Employees’ Pension Plan is our only plan that provides for payments or other benefits at, following or in connection with the retirement of our Named Executive Officers. The following table provides information with respect to the payments or other benefits at, following or in connection with the retirement of our Named Executive Officers under our Salaried Employees’ Pension Plan.

	Years of	Present Value of	Payments During
Name	Credited Service	Accumulated Benefit(1)	Last Fiscal Year
John V. Genova	0	$0	$0
David J. Collins	0	0	0
Kenneth M. Hale	7	91,041	0
Walter B. Treybig	12	178,960	0
Carla E. Stucky	0	0	0

(1)	As of December 31, 2010. Please refer to Footnote 7 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for a description of the valuation methods utilized to determine the present value of accumulated benefits under our Salaried Employees’ Pension Plan and all material assumptions used in quantifying such present values.

Pension Plan
          We established our defined benefit Salaried Employees’ Pension Plan in 1986 as a component of our overall compensation program in recognition of the contributions of our employees to our operations, and as a tool for encouraging employee retention by providing a method for ensuring adequate income during retirement. Our only Named Executive Officers that participate in our Salaried Employees’ Pension Plan are Messrs. Hale and Treybig. Effective as of December 31, 2004, we amended our Salaried Employees’ Pension Plan to cease further benefit accruals for all of the participants. Under the amendments, the “Credited Service” we use in the calculation of each employee’s pension was frozen at the number of years of Credited Service he or she had earned as of December 31, 2004. In addition, the “Average Earnings” we use in the calculation of each employee’s pension (discussed in detail below) was frozen at his or her average monthly earnings calculated as of January 1, 2005. The “Vesting Service” we use to determine eligibility for benefits and to calculate the amount of any early retirement penalty was not frozen and continues to accrue at the same rate and manner as it did prior to the amendment. Effective as of January 1, 2011, our Salaried Employees’ Pension Plan and our Hourly-Paid Employees Pension Plan were merged into our current Pension Plan (which remains frozen as to all participants).
          Prior to the time we froze benefit accruals under our Salaried Employees’ Pension Plan, each participant was granted one year of Credited Service for each year in which he or she worked at least 1,000 hours. A participant that worked less than 1,000 hours in a given year was given a partial year of Credited Service based on the number of hours worked in that year. In order to be entitled to any payments under our Pension Plan, a participant must have at least five years of Vesting Service. Currently, an eligible participant that retires at age 65 (or, if later, after attaining five years of Vesting Service) is entitled to a monthly payment equal to the greater of:
•	if he or she worked at Monsanto Company prior to April 1, 1986 and was employed by us as of September 30, 1986, 1.4% of his or her Average Earnings (as defined below) times his or her number of years of Credited Service;

•	1.2% of his or her Average Earnings times his or her number of years of Credited Service plus 0.45% of his or her average monthly earnings in excess of the average taxable wage bases under Section 230 of the Social Security Act times the lesser of 35 and his or her number of years of Credited Service; and

•	if he or she was employed by us prior to June 1, 1996, $35 times his or her number of years of Credited Service.
     Upon their retirement and reaching at least age 55, Messrs. Hale and Treybig will be entitled to receive monthly payments under the second bullet point above and Mr. Treybig will be entitled to receive monthly payments under the third bullet point above, if applicable. Messrs. Genova and Collins and Ms. Stucky are not eligible to participate in our Pension Plan as they began their employment with us after we had frozen participation in our Salaried Employees’ Pension Plan.
          A salaried participant under our Pension Plan may elect to receive his or her pension payments from a slate of several options. These options include a single life annuity, a 100% joint and survivor annuity, a 75% joint and survivor annuity, a 50% joint and survivor annuity, a 25% joint and survivor annuity, a pop-up 100% joint and survivor annuity, a pop-up 75% joint and survivor annuity, a pop-up 50% joint and survivor annuity, a pop-up 25% joint and survivor annuity, a ten-year certain and life annuity and a social security adjustment annuity.

          We do not have an official policy with respect to granting extra years of Credited Service under our Pension Plan. We did, however, grant “past service credit” under our Salaried Employees’ Pension Plan to our employees who had previously worked for Monsanto Company when we acquired our Texas City, Texas facility from Monsanto Company in 1986, and to our employees who had previously worked for Albright & Wilson when we acquired our former pulp chemicals business from Albright & Wilson in 1992. We have not granted any extra years of Credited Service (in the form of past service credit or otherwise) since 1992 and, given the frozen status of our Pension Plan, we do not expect to grant any service credit to anyone in the future.
          Under our Pension Plan, a salaried participant’s “Average Earnings” is the average monthly earnings received by the employee during the three-year period ending December 31, 2004 or, if larger, the average monthly earnings received by the employee during the three years in which the employee was paid the most during the five-year period ending December 31, 2004. For this purpose, “earnings” are, for the most part, limited to base pay, with amounts paid to the participant as a bonus, commission or other incentive plan payment, and amounts paid by us for insurance or other welfare or benefit plans, not taken into account. In any case, however, a participant’s Average Earnings is capped based on certain limitations imposed under the Internal Revenue Code of 1986, as amended. These limitations, as of the time we ceased benefit accruals under our Salaried Employees’ Pension Plan, effectively limit the amount payable to a salaried participant under our Pension Plan to the amount of benefit he or she would have received if his or her Average Earnings were $201,667. In addition, for those participants who were given past service credit for employment with Monsanto Company or Albright & Wilson, the monthly payments under our Pension Plan are reduced by the amount of his or her accrued benefit payable under the pension plans maintained by those employers.
          A salaried participant who has at least five years of Vesting Service, which includes Messrs. Hale and Treybig, may retire and receive payments under our Pension Plan at any time after he or she reaches 55 years of age. However, the monthly payment made to that participant is reduced by 0.25% times the number of months remaining before his or her normal retirement date unless the participant’s age plus years of Vesting Service equals at least 80 and the participant retires directly from active employment with us. If a salaried participant retires directly from active employment between the ages of 55 and 62, he or she is also entitled to a retirement supplement in the amount of $4 times his or her years of Vesting Service. In addition, effective as of January 1, 2008, each salaried participant in our Pension Plan may, once he or she has attained 62 years of age and has at least five years of Vesting Service, elect to take early retirement while continuing to work for us (“In-Service Retirement”). Under the In-Service Retirement option, a participant’s monthly benefit is determined in the same manner as if he or she had actually retired on that date.
          A salaried participant in our Pension Plan may also receive the equivalent of an undiscounted pension payment prior to reaching normal retirement age if he or she has at least 2-1/2 years of Vesting Service and his or her employment ends prior to his or her normal retirement date due to a long-term disability. The participant may not, however, receive this payment under our Pension Plan if he or she is also receiving payments under our long-term disability plan.
          We also maintain a Pension Benefit Equalization Plan and a Supplemental Employee Retirement Plan. However, given the frozen status of our Pension Plan, none of our Named Executive Officers will receive benefits under either of these plans.
          For our Named Executive Officers, the compensation covered by our Pension Plan is reported under the salary column in the Summary Compensation Table appearing in this Proxy Statement (and similar types of compensation for prior calendar years). Assuming retirement at age 65, each of our

Named Executives Officers would receive the annual amounts set forth opposite their name in the table below under our Pension Plan:

John V. Genova	$0
David J. Collins	0
Kenneth M. Hale	19,417
Walter B. Treybig	28,304
Carla E. Stucky	0
These annual benefits assume that the Named Executive Officer elects to be paid on a single-life annuity basis and the payments are not subject to any deduction for Social Security or other similar offset amounts.
Nonqualified Deferred Compensation
          As of December 31, 2010, none of our Named Executive Officers had any balances of nonqualified deferred compensation. In 2010, none of our Named Executive Officers made any contributions to nonqualified deferred compensation plans or programs, had any contributions made by us for them to any nonqualified deferred compensation plans or programs or realized any earnings on, made any withdrawals of or received any distributions on any nonqualified deferred compensation.
Other Retirement and Post-Employment Compensation
401(k) Savings and Investment Plan
          We maintain a Savings and Investment Plan (our “401(k) Plan”) for the benefit of all of our employees, including our current Named Executive Officers. Under our 401(k) Plan, participants may elect to contribute a portion of their base salaries into individual accounts on a pre-tax basis (up to statutory maximums), and may also contribute additional portions of their base salaries into their accounts on an after-tax basis (up to statutory maximums). We match each participant’s contributions into our 401(k) Plan on a dollar-for-dollar basis, up to 6% of the participant’s base salary. Each participant directs the investment of all contributions into his or her account among a slate of investment options chosen by our Employee Benefits Plans Committee (which is made up of members of our senior management). Our stock is not one of the available investment options under our 401(k) Plan.
Key Employee Protection Plan
          On January 26, 2000, our Board approved the initial form of our Key Employee Protection Plan, which has subsequently been amended several times (our “Key Employee Protection Plan”). A copy of the current form of our Key Employee Protection Plan is attached as an Exhibit to our Form 10-K. Messrs. Collins, Hale and Treybig, Ms. Stucky, John M. Gilbert, our Vice President — Corporate Development, and Bruce E. Moore, our Vice President and Treasurer, are the only current participants under our Key Employee Protection Plan and their respective multipliers and other variables for determining benefits have been set by our Compensation Committee. Our Compensation Committee is also authorized to designate additional members of our management or highly compensated employees as participants under our Key Employee Protection Plan and set their multipliers. Our Compensation Committee may terminate any participant’s participation under our Key Employee Protection Plan on 60 days’ notice if it determines that the participant is no longer one of our key employees.

          Under our Key Employee Protection Plan, a participant can only become eligible for benefits if his or her employment is terminated in specified ways and for specified reasons. That termination must either result from the participant resigning for “Good Reason” or the participant being terminated by us for any reason other than “Misconduct” or “Disability.” A termination by the participant is only considered to be for “Good Reason” if the participant resigns within 90 days after he or she acquires actual knowledge of any of the following actions or omissions by us:
•	we make a material change in his or her reporting responsibilities, titles or elected or appointed offices (excluding changes resulting from the participant’s death, disability or retirement);

•	we assign him or her duties or responsibilities that are materially inconsistent with his or her status, positions, duties, responsibilities or functions;

•	we reduce his or her compensation by a material amount;

•	we fail to maintain employee benefit plans, programs, arrangements and practices providing benefits to him or her that are, in the aggregate, as favorable as those under our current plans, programs, arrangements and practices (excluding changes or terminations that apply generally to all of our salaried work force and do not have a disparate impact on the participant);

•	we change the location of his or her principal place of employment by more than 75 miles;

•	we purport to terminate him or her for Misconduct (defined below) or Disability in a manner not consistent with our Key Employee Protection Plan; or

•	we purport to terminate his or her participation in our Key Employee Protection Plan (unless our Compensation Committee determines in good faith he or she is no longer one of our key employees and follows the procedures for termination set out in our Key Employee Protection Plan).
However, changes in a participant’s reporting responsibilities, titles or elected or appointed offices, assignments of duties or responsibilities to the participant and reductions in the participant’s compensation will not constitute Good Reason if our action was isolated and inadvertent and not taken in bad faith and we promptly remedy the issue after receiving notice from the participant.
          A participant is also entitled to benefits under our Key Employee Protection Plan if we terminate him or her for any reason other than Misconduct or Disability. “Misconduct” under our Key Employee Protection Plan covers only specified actions or omissions by the participant and is limited to:
•	acts of dishonesty or gross misconduct that are demonstrably injurious to us (monetarily or otherwise) in any material respect;

•	the failure to comply with our published policies relating to alcohol and drugs, harassment or compliance with laws;

•	the failure to comply with any of our other policies if that failure continues unremedied for 30 days after receiving written notice of the failure;

•	the willful failure to comply with any lawful and ethical directions and instructions of our Board or our Chief Executive Officer;

•	the refusal or willful failure by the participant to perform, in any material respect, his or her duties if that failure is not caused by disability or incapacity and continues unremedied for 30 days after receiving written notice of that failure;

•	a conviction for a felony offense; or

•	any willful conduct that prejudices, in any material respect, our reputation in our fields of business, with the investment community or with the public at large if the participant knew, or should have known, that his or her conduct could have that result.
     However, acts and failures to act are not considered “willful” if done or not done in good faith and with the reasonable belief that the action or omission was in our best interests. Disability under our Key Employee Protection Plan is limited to a physical or mental condition that, in the opinion of a licensed physician reasonably acceptable to us and the participant, prevents the participant from being able to perform his or her job responsibilities, has continued for at least 180 days during any period of 12 consecutive months and is reasonably expected to continue. In order to terminate a participant for Misconduct or Disability, we must give the participant written notice of termination specifying his or her termination date, stating that the termination is for Misconduct or Disability and setting forth the facts and circumstances deemed to be Misconduct or to result in a finding of Disability.
          If a participant’s employment with us is terminated in a way that results in him being eligible for benefits under our Key Employee Protection Plan, the participant is entitled to a lump sum payment. The amount of the lump sum payment is determined by multiplying the participant’s multiplier by the sum of his or her highest annual base salary during the last three years plus his or her current Bonus Target under our Bonus Plan. This amount is reduced, however, by the amount of any other separation, severance or termination payments received from us under any of our other plans or which we are required to pay by law. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a Change of Control occurs within a specified period before or after the date of termination. If a Change of Control has not (and does not) occur within that specified period, the participant’s applicable multiplier is reduced by 50%. However, if the higher lump sum payment is payable in connection with a Change of Control, the incremental amount is subject to repayment by the participant if the participant, within one year after his or her termination, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of styrene, acrylonitrile or acetic acid anywhere in the world. The precise amount repaid by the participant is a percentage of the incremental amount determined by dividing the number of days left in the one-year restricted period when he or she first engages in the competitive activity by 365.
          Under our Key Employee Protection Plan, a Change of Control can occur through individuals acquiring our securities, changes in the membership of our Board, participation by us in major corporate transactions or upon our dissolution. Specifically, under our Key Employee Protection Plan, a “Change of Control” occurs if:
•	any individual, entity or group acquires, in the aggregate, beneficial ownership of 50% or more of the combined voting power of our then outstanding securities that vote generally in the election of directors (“Voting Securities”), if:
o	the individual, entity or group is not Resurgence or any of its or its affiliates’ managed funds or accounts (the “Resurgence Group”) or one or more of our employee benefit plans; and

o	the acquisition is not made through an Excluded Transaction (defined below);

•	a majority of the members of our Board were not one of our directors on March 12, 2004 or directors whose election or nomination for election was approved by those directors and all previously approved new directors (our “Incumbent Board”), although, for this purpose, anyone who initially became one of our directors in connection with an actual or threatened contested election of directors or contested removal of directors, or an actual or threatened solicitation of proxies or consents, is not considered to be a member of our Incumbent Board, irrespective of any approval given by our Incumbent Board;

•	we are involved in a reorganization, merger, statutory share exchange, consolidation or similar corporate transaction, we dispose of our assets or we acquire the assets or stock of another entity and the transaction is not an “Excluded Transaction” which, for this purpose, means a transaction where, after the transaction:
o	the beneficial holders of our outstanding Voting Securities prior to the transaction beneficially own more than 50% of the outstanding Voting Securities of the corporation that results from the transaction or that owns our assets after the transaction, in substantially the same proportions as their pre-transaction ownership;

o	no individual, entity or group (other than the Resurgence Group or one of our employee benefit plans) beneficially owns 50% or more of the Voting Securities of any corporation that results from the transaction; and

o	at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of our Incumbent Board at the time the initial documentation for the transaction was signed or the time the transaction was approved by our Board; or
•	our stockholders or other relevant stakeholders approve our complete liquidation or dissolution.
Whether a participant is eligible for the higher lump sum payment associated with a Change of Control depends on whether his or her termination occurred within his “Protection Period.” Each of our Named Executive Officers’ Protection Period starts 180 days prior to the date on which the Change of Control occurs and ends two years after the date on which the Change of Control occurs (other than Ms. Stucky, whose Protection Period ends 18 months after the date on which the Change of Control occurs).
          If each of our Named Executive Officers that is a participant in our Key Employee Protection Plan and that was employed by us on December 31, 2010 terminated his or her employment for Good Reason on that date, or was terminated by us for any reason other than Misconduct or Disability on that date, he or she would be paid the following lump sum amounts under our Key Employee Protection Plan:

				Change of	Non-Change
		Bonus	Applicable	Control	of Control
	Base Salary	Target	Multiplier	Payment(1)	Payment(2)
David J. Collins	$250,000	$125,000	2.0	$750,000	$375,000
Kenneth M. Hale	$274,000	40%	2.0	$767,200	$383,600
Walter B. Treybig	$228,000	40%	2.0	$638,400	$319,200
Carla E. Stucky	$168,105	35%	1.0	$226,942	$113,471

(1)	Payment if a Change of Control occurred between December 31, 2008 (or June 30, 2009 in the case of Ms. Stucky) and December 31, 2010 or occurs on or before June 29, 2011.

(2)	Payment if no Change of Control occurred between December 31, 2008 and December 31, 2010 or occurs before June 29, 2011.
          In addition to the lump sum payment, each participant eligible for benefits under our Key Employee Protection Plan is entitled to receive his or her accrued but unpaid compensation, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 24 months (including 18 months of COBRA coverage), that participant will continue to be covered by all of our life, medical and dental insurance plans and programs (other than disability), as long as he or she makes a timely COBRA election and pays the premiums required under our plans and programs (at active employee rates) and by COBRA. In addition, our obligation to continue to provide coverage under our plans and programs to a participant ends if and when that participant becomes employed on a full-time basis by a third party which provides the participant with substantially similar benefits. If each of our Named Executive Officers that is a participant in our Key Employee Protection Plan terminated his or her employment for Good Reason or was terminated by us for any reason other than Misconduct or Disability on December 31, 2010, the value of such life, medical and dental insurance benefits would have been:

David J. Collins	$46,110
Kenneth M. Hale	$43,896
Walter B. Treybig	$33,159
Carla E. Stucky	$14,928
          If any payment or distribution under our Key Employee Protection Plan to a participant is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, the participant is also entitled to receive a gross-up payment from us in an amount such that, after payment by the participant of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986. However, the maximum amount of any gross-up payment is 25% of the sum of the participant’s highest annual base compensation during the last three years plus the participant’s Bonus Target under our Bonus Plan for the year of payment.
          We may terminate our Key Employee Protection Plan at any time and for any reason but a termination will not become effective until 90 days after we give the participants notice of the termination. In addition, we may amend our Key Employee Protection Plan at any time and for any reason, but any amendment that reduces, alters, suspends, impairs or prejudices the rights or benefits of any participant in any material respect will not become effective as to that participant until 90 days after we give him or her notice of the amendment. No termination of our Key Employee Protection Plan, or any of these types of amendments, will be effective with respect to any participant if the termination or amendment is related to, in anticipation of or during the pendency of a Change of Control, is for the purpose of encouraging or facilitating a Change of Control or is made within 180 days prior to any Change of Control. Finally, no termination or amendment of our Key Employee Protection Plan can affect the rights or benefits of any participant that were accrued at the time of termination or amendment, or that accrue later due to a Change of Control that occurs prior to the termination or amendment or within 180 days after the termination or amendment.
Employment Agreement — John V. Genova
          Mr. Genova’s employment as our President and Chief Executive Officer is governed by an Amended and Restated Employment Agreement (as amended, the “Employment Agreement”) dated effective as of May 27, 2008, a copy of which is filed as an Exhibit to our Form 10-K. Under the Employment Agreement, Mr. Genova’s base salary was initially set at $395,000 per year (subject to annual increases at the discretion of our Board) and he participates in our bonus and incentive plans and all of our other employee benefit plans made available to our senior executives generally. Mr. Genova is also entitled to a bonus under the Employment Agreement in connection with any non-ordinary course transactions that enhance stockholder value and meet criteria set forth by our Board of Directors or Compensation Committee (such as an acquisition, a divestiture, a merger or the formation of a joint venture) in an amount equal to 0.66% of the total value of such transaction. In addition, when Mr. Genova signed the original version of the Employment Agreement, we granted Mr. Genova options to acquire 120,000 shares of our Common Stock at an exercise price of $31.60 per share. These options, which were granted under our 2002 Stock Plan, have a ten-year term and vest and become exercisable in three equal, annual installments, with the first installment vesting and becoming exercisable on May 27, 2009 (subject to Mr. Genova’s continued employment with us on each applicable vesting date).
          Under the Employment Agreement, Mr. Genova is eligible for severance benefits if his employment is terminated in specified ways and for specified reasons. That termination must either result from the expiration of the term of the Employment Agreement, Mr. Genova resigning for “Good Reason” or Mr. Genova being terminated by us without “Cause” (as these terms are defined in the Employment Agreement). The Employment Agreement is for a three-year term with automatic one-year extensions each year unless we elect to stop the automatic extensions. If Mr. Genova’s employment with us is terminated in a way that results in his being eligible for severance benefits under the Employment Agreement, Mr. Genova is entitled to a lump sum payment determined by multiplying his annual base salary plus his “Target Bonus” (as defined in the Employment Agreement) by 2.75. Once the base amount of the lump sum payment is determined, the final amount of the lump sum payment depends on whether a “Change of Control” (as defined in the Employment Agreement) occurred during the period starting two years prior to the termination of his employment and ending 180 days after the date of the termination of his employment. If a Change of Control has not (and does not) occur within that period, the amount of the lump sum payment is reduced by 50%. However, if the lump sum payment is payable in connection with a Change of Control, up to 50% of the lump sum payment is subject to repayment by Mr. Genova if he, within one year after the termination of his employment, owns, manages, operates or controls (or joins in the ownership, management, operation or control of), or becomes employed by or connected in any manner with, any business engaged in the manufacture or sale of acetic acid, propylene, biodiesel or renewable fuels anywhere in Texas or any of its contiguous states. Currently, if Mr. Genova terminated his employment for Good Reason or was terminated by us without Cause, he would be paid a lump sum amount equal to $2,475,000 if a Change of Control occurs during his protection period or $1,237,500 if no Change of Control occurs during his protection period.
          In addition to the lump sum payment, Mr. Genova would also be entitled to his accrued but unpaid salary, compensation for unused vacation time and any unpaid vested benefits earned or accrued under any of our benefit plans (other than qualified plans). Also, for a period of 18 months, Mr. Genova (and the members of his family who are currently eligible to receive benefits under our primary group medical plan) would continue to be covered by all of our life, health care, medical and dental insurance plans and programs (excluding disability) to the extent we continue to provide such coverage to our senior executives generally, as long as he makes a timely COBRA election and pays the premiums required under our plans and programs (at active employee rates). In addition, our obligation to continue to provide coverage under our plans and programs with respect to any particular type of plan or program ends if and when Mr. Genova becomes eligible for similar coverage under a subsequent employer’s plan without being subject to any preexisting-condition exclusion under that plan. If Mr. Genova had terminated his employment for Good Reason or had been terminated by us without Cause on December 31, 2010, the value of these life, medical and dental insurance benefits would have been $26,281.

          If any payment or distribution to Mr. Genova under the Employment Agreement is subject to excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986 (other than a bonus paid in connection with a non-ordinary course transaction), he is also entitled to receive a gross-up payment from us in an amount such that, after payment by Mr. Genova of all taxes on the gross-up payment, the amount of the gross-up payment remaining is equal to the lesser of (i) the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 and (ii) 50% of the sum of Mr. Genova’s annual base compensation plus his Bonus Target under our Bonus Plan for the year of payment if the payment or distribution occurs on or before December 31, 2013 or 25% of the sum of Mr. Genova’s annual base compensation plus his Bonus Target under our Bonus Plan for the year of payment if the payment or distribution occurs after December 31, 2013.

Director Compensation
          In 2010, none of our directors was paid any form of compensation other than fees earned or paid in cash, which we paid in the following amounts:

	Fees Earned or
	Paid In Cash(1)	Total
Richard K. Crump	$56,000	$56,000
Daniel Fishbane(2)	56,000	56,000
John V. Genova(3)	0	0
John W. Gildea	58,000	58,000
Karl W. Schwarzfeld(2)	48,000	48,000
Philip M. Sivin(2)	45,000	45,000
John L. Teeger	48,000	48,000
Dr. Peter T.K. Wu(4)	20,000	20,000

(1)	Includes amounts paid for attendance as a member at meetings of the following Committees:

Richard K. Crump	Environmental, Health & Safety Committee (Chairman)

Daniel M. Fishbane	Audit Committee (Chairman)

John W. Gildea	Audit Committee Compensation Committee (Chairman) (through March 12, 2010) Corporate Governance Committee (through March 12, 2010)

Karl W. Schwarzfeld	Compensation Committee

John L. Teeger	Compensation Committee (Chairman) (after March 12, 2010) Environmental, Health & Safety Committee (after March 12, 2010)

Dr. Peter T.K. Wu	Corporate Governance Committee (Chairman) (through March 12, 2010) Environmental, Health & Safety Committee (through March 12, 2010)

(2)	All compensation for service as a director earned by Messrs. Fishbane, Schwarzfeld and Sivin, who are employees of Resurgence or its affiliates, was paid to Resurgence pursuant to established policies of Resurgence.

(3)	Mr. Genova is one of our employees and, consequently, is not paid any compensation for his service as a director.

(4)	Dr. Wu was one of our directors from January 1, 2010 through April 23, 2010.
          Each of our non-employee directors is paid an annual retainer of $30,000 and an attendance fee of $3,000 for each Board meeting, whether held in person or telephonically. Additionally, directors serving on our Board Committees receive attendance fees of $2,000 for each Committee meeting held in person and $1,000 for each telephonic Committee meeting. Our Board members who are also our employees do not receive any retainers or attendance fees, although all of our directors are reimbursed for their travel expenses related to their services as a director. With the exception of compensation paid to, and stock-based awards granted to, Mr. Genova in his capacity as our President and Chief Executive Officer (and to Mr. Crump in his capacity as our Chief Executive Officer and President prior to his retirement), we have never granted any stock, options or other equity-based awards to any of our current directors, and our current directors have never participated in any of our non-equity incentive plans, pension plans or other non-qualified compensation plans. As described above under “Indemnification Agreements,” we have entered into indemnification agreements with each of our directors.

Security Ownership of Principal Stockholders and Management
          The following table sets forth certain information regarding the beneficial ownership of our Preferred Stock and Common Stock as of March 4, 2011 by (i) each of our directors and each person nominated to become one of our directors, (ii) each of our Named Executive Officers, (iii) each person known by us to be the beneficial owner of more than 5% of our outstanding Preferred Stock or Common Stock and (iv) all of our directors and executive officers as a group. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder. Unless otherwise noted, the mailing address of each such beneficial owner is 333 Clay Street, Suite 3600, Houston, Texas 77002-4312. We believe, based on information provided by the beneficial owners listed below, that the named beneficial owner has sole voting power and sole investment power with respect to the shares shown below, except to the extent that power is shared with such person’s spouse pursuant to applicable law.

	Shares of	Percentage	Certain	Percentage	Shares of	Percentage
	Preferred	of	Common	of Certain	Common	of All
	Stock	Outstanding	Stock	Outstanding	Stock	Outstanding
	Beneficially	Preferred	Beneficially	Common	Beneficially	Common
Name	Owned	Stock	Owned(1)	Stock(1)	Owned(2)	Stock(2)
John V. Genova(3)	0	0%	80,000	2.8%	80,000	*
Richard K. Crump	0	0%	0	0%	0	0%
Daniel Fishbane(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
John W. Gildea	0	0%	0	0%	0	0%
Karl W. Schwarzfeld(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
Philip M. Sivin(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
John L. Teeger	0	0%	0	0%	0	0%
David J. Collins(3)	0	0%	0	*	0	*
Kenneth M. Hale(3)	0	0%	27,500	*	27,500	*
Carla E. Stucky	0	0%	0	0%	0	0%
Walter B. Treybig(3)	0	0%	25,000	*	25,000	*
Resurgence Asset Management, L.L.C.(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
Resurgence Asset Management International, L.L.C.(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
Re/Enterprise Asset Management, L.L.C.(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
Martin D. Sass(4)	7,544.153	98.3%	1,562,831	55.3%	9,106,984	87.8%
Avenue Capital Management II, L.P.(5)	0	0%	370,750	13.1%	370,750	3.5%
Merrill Lynch, Pierce, Fenner & Smith, Incorporated(6)	0	0%	187,411	6.6%	187,411	1.8%
Northeast Investors Trust(7)	0	0%	250,827	8.9%	250,827	2.4%
Directors and current executive officers as a group (12 persons)(3)(4)	7,544.153	98.3%	1,695,331	57.3%	9,239,484	88.0%

*	Less than 1%

(1)	Includes outstanding shares of Common Stock and shares of Common Stock issuable upon exercise of options, but excludes shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(2)	Includes outstanding shares of Common Stock, shares of Common Stock issuable upon exercise of options which are or will be exercisable within 60 days after March 4, 2011 and shares of Common Stock issuable upon conversion of outstanding Preferred Stock.

(3)	Represents shares of our Common Stock issuable upon exercise of options granted under our 2002 Stock Plan which are or will become exercisable within 60 days of March 4, 2011.

(4)	Represents shares of our Preferred Stock and shares of our Common Stock that are beneficially owned by funds and accounts managed by Resurgence and its affiliates. Includes (a) 4,057.666 shares of our Preferred Stock (convertible into 4,057,666 shares of our Common Stock) and 837,562 shares of our Common Stock that may be deemed to be beneficially owned by Resurgence, (b) 1,098.023 shares of our Preferred Stock (convertible into 1,098,023 shares of our Common Stock) and 228,057 shares of our Common Stock that may be deemed to be beneficially owned by Resurgence Asset Management International, L.L.C. (“RAMI”) and (c) 2,388.464 shares of our Preferred Stock (convertible into 2,388,464 shares of our Common Stock) and 497,212 shares of our Common Stock that may be deemed to be beneficially owned by Re/Enterprise Asset Management, L.L.C. (“REAM”). Mr. Sass serves as Chairman and Chief Executive Officer of Resurgence, RAMI and REAM and, as such, may be deemed to beneficially own all of these securities. Mr. Fishbane serves as the Chief Financial Officer of M.D. Sass and, as such, may be deemed to beneficially own all of these securities. Mr. Schwarzfeld is a Vice President of Resurgence and, as such, may be deemed to have beneficial ownership of such shares. Mr. Sivin is a Managing Director of M.D. Sass, which wholly owns Resurgence, and is Mr. Sass’s son-in-law and, as such, may be deemed to beneficially own all of these securities. Each of Messrs. Sass, Fishbane, Schwarzfeld and Sivin disclaims beneficial ownership of all of these securities. Each share of our Preferred Stock is currently convertible into 1,000 shares of our Common Stock at the election of the holder.

In its capacity as investment advisor, Resurgence exercises voting and investment power over our securities held for the accounts of Corporate Resurgence Partners, LLC (“Resurgence I”), Corporate Resurgence Partners II, LLC (“Resurgence II”), Corporate Resurgence, Ltd. (“Resurgence III”) and the Resurgence Asset Management, L.L.C. Employment Retirement Plan (the “Plan”). Accordingly, Resurgence may be deemed to share voting and investment power with respect to our securities held by Resurgence I, Resurgence II, Resurgence III and the Plan.

In its capacity as investment advisor, RAMI exercises voting and investment power over our securities held for the account of M.D. Sass Corporate Resurgence International, Ltd. (“Resurgence International”). Accordingly, RAMI may be deemed to share voting and investment power with respect to our securities held by Resurgence International.

In its capacity as investment advisor, REAM exercises voting and investment power over our securities held for the accounts of two employee pension plans (the “Pension Plans”), the M.D. Sass Associates, Inc. Employee Profit Sharing Plan (the “Sass Employee Plan”), M.D. Sass Re/Enterprise Portfolio Company, L.P. (“Re/Enterprise”) and M.D. Sass Re/Enterprise II, L.P. (“Re/Enterprise II”). Accordingly, REAM may be deemed to share voting and investment power with respect to our securities held by each of the Pension Plans, the Sass Employee Plan, Re/Enterprise and Re/Enterprise II.

In addition, funds which have invested side-by-side with funds managed by Resurgence, RAMI and REAM beneficially own in the aggregate 93.139 shares of our Preferred Stock (convertible into 93,139 shares of our Common Stock) and 19,292 shares of our Common Stock.

The mailing address of each of Messrs. Fishbane, Sass, Schwarzfeld and Sivin, Resurgence, RAMI and REAM is 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

The foregoing information is based on the Schedule 13D filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on December 19, 2002, as amended by (A) Schedule 13D/A, Amendment No. 1, filed by Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 13, 2004, (B) Schedule 13D/A, Amendment No. 2, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on June 25, 2004, (C) Schedule 13D/A, Amendment No. 3, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 14, 2005, (D) Schedule 13D/A, Amendment No. 4, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 8, 2005, (E) Schedule 13D/A, Amendment No. 5, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 2, 2006, (F) Schedule 13D/A, Amendment No. 6, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on February 28, 2007, (G) Schedule 13D/A, Amendment No. 7, filed by Martin D. Sass, Resurgence, RAMI, REAM and M.D. Sass Management, Inc. with the Securities and Exchange Commission on March 10, 2008 and (H) Schedule 13D/A, Amendment No. 8, filed by Martin D. Sass, Resurgence, RAMI and REAM with the Securities and Exchange Commission on March 24, 2009, and additional information available to us.

(5)	Collectively, these securities are held by Avenue Investments, L.P., a Delaware limited partnership, Avenue Special Situations Fund V, L.P., a Delaware limited partnership, Avenue Special Situations Fund IV, L.P., a Delaware limited partnership, Avenue Special Situations Fund II, L.P., a Delaware limited partnership, Avenue-CDP Global Opportunities Fund, L.P., a Cayman Islands exempted limited partnership, and Avenue International Master, L.P., a Cayman Islands exempted limited partnership (collectively, the “Avenue Entities”). Avenue Special Situations Fund V, L.P. is the only Avenue Entity that holds more than 5% of the shares of our Common Stock. Avenue Capital Partners V, LLC is the General Partner of Avenue Special Situations Fund V, L.P. GL Partners V, LLC is the Managing Member of Avenue Capital Partners V, LLC and Marc Lasry is the Managing Member of GL Partners V, LLC. Avenue Capital Management II, L.P. is an investment adviser to each of the Avenue Entities. Avenue Capital Management II GenPar, LLC is the General Partner of Avenue Capital Management II, L.P. and Marc Lasry is the Managing Member of Avenue Capital Management II GenPar, LLC. This information is based on the Schedule 13G filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry with the Securities and Exchange Commission on May 30, 2007, as amended by (i) Schedule 13G/A, Amendment No. 1, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on November 26, 2007, (ii) Schedule 13G/A, Amendment No. 2, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on March 11, 2008, (iii) Schedule 13G/A, Amendment No. 3, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on February 12, 2009 and (iv) Schedule 13G/A, Amendment No. 4, filed by Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC, Avenue Special Situations Fund V, L.P., Avenue Capital Partners V, LLC, GL Partners V, LLC and Marc Lasry with the Securities and Exchange Commission on February 11, 2011. The mailing address of each of the Avenue Entities and of Marc Lasry is c/o Avenue Capital Management II, L.P., 535 Madison Avenue, 15th Floor, New York, New York 10022.

(6)	This information is based on the Schedule 13G filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 13, 2006, as amended by (i) Schedule 13G/A, Amendment No. 1, filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Merrill Lynch & Co., Inc. with the Securities and Exchange Commission on February 17, 2009, (ii) Schedule 13G/A, Amendment No. 2, filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated, Bank of America Corporation, Bank of America, N.A. and Columbia Management Advisors, LLC with the Securities and Exchange Commission on February 3, 2010 and (iii) Schedule 13G/A, Amendment No. 3, filed by Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Bank of America Corporation with the Securities and Exchange Commission on February 11, 2011. The mailing address of each reporting person is 100 North Tyron Street, Floor 25, Bank of America Corporate Center, Charlotte, North Carolina 28255.

(7)	The mailing address of Northeast Investors Trust is 150 Federal Street, Boston, Massachusetts 02110. This information is based on the Schedule 13G filed by Northeast Investors Trust with the Securities and Exchange Commission on February 13, 2003, as amended by Schedule 13G/A, Amendment No. 1, filed by Northeast Investors Trust with the Securities and Exchange Commission on January 19, 2007.
None of the shares listed in the Beneficial Ownership Table have been pledged by any of our Named Executive Officers, directors or director nominees. We are not aware of any of our significant stockholders pledging any of the shares listed in the Beneficial Ownership Table in a manner that may result in a change of control. We do not have any director qualifying shares.

Related Person Transactions
Transactions
          Resurgence has beneficial ownership of a substantial majority of the voting power of our securities due to its investment and disposition authority over securities owned by its and its affiliates’ managed funds and accounts. Currently, Resurgence has beneficial ownership of 98.3% of our Preferred Stock and 55.3% of our Common Stock, representing ownership of over 87% of the total voting power of our equity securities. Each share of our Preferred Stock is currently convertible at the option of the holder thereof at any time into 1,000 shares of our Common Stock, subject to adjustments. The holders of our Preferred Stock are entitled to designate a number of our directors roughly proportionate to their overall equity ownership, but at a minimum a majority of our directors as long as they hold in the aggregate at least 35% of the total voting power of our equity securities. As a result, Resurgence has the ability to control our management, policies and financing decisions, elect a majority of our Board and control the vote on most matters presented to a vote of our stockholders. In addition, our shares of Preferred Stock, almost all of which are beneficially owned by Resurgence, carry a cumulative dividend rate of 4% per quarter, payable in additional shares of Preferred Stock. Each dividend paid in additional shares of our Preferred Stock has a dilutive effect on our shares of Common Stock and increases the percentage of the total voting power of our equity beneficially owned by Resurgence. We issued an additional 1,114.110 shares of our Preferred Stock (convertible into 1,114,110 shares of our Common Stock) in dividends for 2010, which represents 10.7% of the current total voting power of our equity securities and carries an aggregate liquidation value of $15,367,042, and we issued an additional 952.346 shares of our Preferred Stock (convertible into 952,346 shares of our Common Stock) in dividends for 2009. Since the initial issuance of our Preferred Stock, we have issued an additional 5,498.160 shares of our Preferred Stock (convertible into 5,498,160 shares of our Common Stock) in dividends, which represents 53% of the current total voting power of our equity securities and carries an aggregate liquidation value of $75,836,726. Three of our directors, Messrs. Fishbane, Schwarzfeld and Sivin, are currently employed by Resurgence or its affiliates. In addition, one of our former directors, Byron J. Haney, was employed by Resurgence during the period he served as a director on our Board. Pursuant to established policies of Resurgence, all director compensation earned by these directors was paid to Resurgence. During 2010 and 2009, we paid Resurgence an aggregate amount equal to $149,000 and $148,000, respectively, for director compensation earned by Messrs. Fishbane, Haney, Schwarzfeld and Sivin.
Approval Process for Related Person Transactions and Other Conflicts of Interest
          Approval of related person transactions and other conflicts of interest is governed by our Code of Ethics and Conduct and our Governance Principles.
          Our Code of Ethics and Conduct. Under our Code of Ethics and Conduct, each of our directors, officers and employees is restricted from being subject, or even appearing to be subject, to influences, interests or relationships that conflict with our best interests. Specifically, our officers and directors are prohibited from having any conflict of interest unless the underlying transaction or relationship has been specifically approved by our Board in accordance with Delaware law and other applicable laws. Our Code of Ethics and Conduct lists certain circumstances and situations that are always considered to involve a conflict of interest, including where one of our directors, officers or employees (or any other person having a close personal relationship with him or her, such as a family member, in-law, business associate or person living in the same household):
•	obtains a significant financial or other beneficial interest in one of our suppliers, customers or competitors;

•	engages in a significant personal business transaction involving us for profit or gain;

•	accepts money, gifts of other than nominal value, excessive hospitality, loans or other special treatment from one of our suppliers, customers or competitors;

•	participates in any sale, loan or gift of our property; or

•	learns of a business opportunity through association with us and discloses that opportunity to a third party or invests in that opportunity without first offering us the right to invest in or otherwise participate in that opportunity.
Each of our directors and officers, and each of our employees who has the authority to direct or influence the use or disposition of any significant amount of our funds or other assets, is required to certify to us annually that he or she is in full compliance with the provisions of our conflict of interest policy (or disclose any potential or actual conflicts with those provisions). Our directors make this certification each year through their director and officer questionnaires sent to them in advance of preparing our proxy statement. The rest of our employees, including each of our current Named Executive Officers, make this certification each year as a part of our annual ethics training program.
          Our Governance Principles and Audit Committee Charter. Through our Governance Principles, our Board expressed its expectation that all of our directors, officers and employees will act ethically at all times and comply with our Code of Ethics and Conduct and our Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Our Corporate Governance Principles require each of our directors to report any actual or potential conflict of interest that may arise for that director to our General Counsel, and to recuse himself or herself from any discussion or decision affecting his or her personal, business or professional interest. Our Board is authorized to consider and resolve any issues involving a potentially interested director without that director’s participation, and may exclude that director from consideration of specified Board matters. Our Board is also authorized to consider and resolve any conflict of interest questions involving our Chief Executive Officer or any of our Senior Vice Presidents. Our Chief Executive Officer is authorized to consider and resolve any conflict of interest questions involving any of our other officers, with appropriate observation of the principles and policies set by our Board. As part of its duties, our Audit Committee acts on behalf of our Board in overseeing all material aspects of our compliance functions, including the development and revision of corporate governance guidelines and principles for adoption by our Board. Our General Counsel is in charge of our compliance and monitoring programs, corporate information and reporting systems, codes of conduct, policies, standards, practices and procedures, including the day-to-day monitoring of compliance matters by our officers and other employees.
          As the payment of the fees and expenses of Resurgence and the other items involving Resurgence referred to in “Transactions” above did not present a conflict of interest between us and any of our directors, officers or employees, our procedures and policies described above did not require a review of those transactions.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires our officers, directors and anyone who beneficially owns more than 10% of our Common Stock to file various reports with the Securities and Exchange Commission regarding their ownership of, and transactions in, our equity securities, and to furnish us with copies of those reports. Based solely on our review of copies of these reports furnished to us and written representations from our officers and directors, we believe that none of our officers, directors or 10% stockholders failed to file any reports under Section 16(a) on a timely basis during 2010.
Stockholder Proposals For Next Year’s Annual Meeting
          In order for a stockholder proposal to be included in our proxy statement for our annual meeting to be held in 2012, the proposal must be submitted before November 30, 2011 to the following address: Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002; Attention: Corporate Secretary. In order for a stockholder proposal that is not requested to be included in that proxy statement to be brought before our 2012 annual meeting of stockholders, the proposal must be submitted on or after November 30, 2011 but no later than January 29, 2012 to the same address. If a proposal is received after that date, proxies for our 2012 annual meeting of stockholders may confer discretionary authority to vote on that matter without discussion of the matter in the proxy statement for our 2012 annual meeting of stockholders.
Householding of Annual Meeting Materials
          The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for security holders and cost savings for companies. We and some brokers may household proxy materials, delivering a single proxy statement to multiple security holders sharing an address unless contrary instructions have been received from the affected security holders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your securities are held in a brokerage account or us if you hold registered securities. You can notify us by sending a written request to Sterling Chemicals, Inc., 333 Clay Street, Suite 3600, Houston, Texas 77002, Attention: Corporate Secretary.
*   *   *

          Whether or not you plan to attend our Annual Meeting, please complete, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors

/s/ Kenneth M. Hale
Kenneth M. Hale
Corporate Secretary
Houston, Texas
March 7, 2011

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date STERLING CHEMICALS, INC. M29580-P06693 STERLING CHEMICALS, INC. 333 CLAY STREET SUITE 3600 HOUSTON, TX 77002 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. Address Change? Mark Box. Indicate changes on the reverse side. For All Withhold All For All Except 01) Richard K. Crump 02) John V. Genova 03) John W. Gildea 04) John L. Teeger 1. Election of directors: VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 14, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows: 0 SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD 0 0 0 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY 0 0 0 NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) For The Annual Meeting To Be Held April 15, 2011 The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Common Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Friday, April 15, 2011, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 7, 2011 (the “Proxy Statement”) is hereby acknowledged. This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted: “FOR” each nominee for director; and “FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002 proxy Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at https://materials.proxyvote.com/859166. (Continued and to be signed and dated on other side) M29581-P06693 STERLING CHEMICALS, INC. ANNUAL MEETING OF STOCKHOLDERS Friday, April 15, 2011 10:00 a.m. Houston Time Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Suite 4400 Houston, TX 77002

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date STERLING CHEMICALS, INC. M29582-P06693 STERLING CHEMICALS, INC. 333 CLAY STREET SUITE 3600 HOUSTON, TX 77002 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. Address Change? Mark Box. Indicate changes on the reverse side. For All Withhold All For All Except 01) Daniel M. Fishbane 02) Karl W. Schwarzfeld 03) Philip M. Sivin 04) Richard K. Crump 05) John V. Genova 06) John W. Gildea 07) John L. Teeger 1. Election of directors: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 14, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows: 0 SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD 0 0 0 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY 0 0 0 NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) For The Annual Meeting To Be Held April 15, 2011 The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Friday, April 15, 2011, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 7, 2011 (the “Proxy Statement”) is hereby acknowledged. This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted: “FOR” each nominee for director; and “FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002 proxy Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at https://materials.proxyvote.com/859166. (Continued and to be signed and dated on other side) M29583-P06693 STERLING CHEMICALS, INC. ANNUAL MEETING OF STOCKHOLDERS Friday, April 15, 2011 10:00 a.m. Houston Time Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Suite 4400 Houston, TX 77002

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date STERLING CHEMICALS, INC. M29582-P06693 STERLING CHEMICALS, INC. 333 CLAY STREET SUITE 3600 HOUSTON, TX 77002 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. Address Change? Mark Box. Indicate changes on the reverse side. For All Withhold All For All Except 01) Daniel M. Fishbane 02) Karl W. Schwarzfeld 03) Philip M. Sivin 04) Richard K. Crump 05) John V. Genova 06) John W. Gildea 07) John L. Teeger 1. Election of directors: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 14, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 14, 2011. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The undersigned hereby revokes any proxies heretofore given and directs said attorneys to act or vote as follows: 0 SIGN HERE EXACTLY AS NAME(S) APPEAR(S) ON THE CARD 0 0 0 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY 0 0 0 NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, trustee, administrator, executor, guardian, etc., please indicate your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) For The Annual Meeting To Be Held April 15, 2011 The undersigned hereby constitutes and appoints John V. Genova and Kenneth M. Hale, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all the shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Sterling Chemicals, Inc. (the “Company”) standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Akin Gump Strauss Hauer & Feld LLP located at 1111 Louisiana, Suite 4400, Houston, TX 77002 at 10:00 a.m., Houston time, on Friday, April 15, 2011, and at any adjournment or postponement thereof, in accordance with the instructions noted below, and with discretionary authority with respect to such other matters as may properly come before such meeting or any adjournment or postponement thereof. Receipt of notice of such meeting and the Proxy Statement therefor dated March 7, 2011 (the “Proxy Statement”) is hereby acknowledged. This Proxy will be voted in accordance with the Stockholder’s specifications hereon. In the absence of any such specification, this Proxy will be voted: “FOR” each nominee for director; and “FOR” the proposal to ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. Sterling Chemicals, Inc. 333 Clay Street, Suite 3600 Houston, TX 77002 proxy Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at https://materials.proxyvote.com/859166. (Continued and to be signed and dated on other side) M29583-P06693 STERLING CHEMICALS, INC. ANNUAL MEETING OF STOCKHOLDERS Friday, April 15, 2011 10:00 a.m. Houston Time Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Suite 4400 Houston, TX 77002